Exhibit 99.2

HAMPTON INN
PURCHASE CONTRACT

by and between

HHLP Duo One Associates, LLC, as Buyer

and

Metro Eleven Hotel LLC, as Seller

dated as of

November, 11 2009

HAMPTON INN
PURCHASE CONTRACT

This PURCHASE CONTRACT (this “Contract”) is made and entered into as of November 11, 2009, by and between METRO ELEVEN HOTEL LLC, a New York limited liability company, with its principal office at 420 Great Neck Road, Great Neck, New York (“Seller”), and HHLP DUO ONE ASSOCIATES, LLC a New York limited liability company, with its principal office at 44 Hersha Drive, Harrisburg, Pennsylvania 17102 (“Buyer”).

RECITALS

WHEREAS,  Seller is the fee simple owner of the land located at 337 West 39th Street, New York, New York and more particularly described in Exhibit A attached hereto and incorporated herein by reference.  Seller has constructed a hotel on such land containing 184 rooms, a lobby and other public rooms and areas.

WHEREAS, Buyer desires to purchase and Seller desires to sell such land and the hotel constructed thereon, for the purchase price and upon terms and conditions hereinafter set forth.

WHEREAS, Simultaneously herewith,  Buyer, as buyer, and Seller, as seller, have entered into the Candlewood Suites Contract (the “Candlewood Suites Contract”) and this Contract, collectively, the “Hotel Contracts”) with the intent that Closing under all of the Hotel Contracts will occur on the Closing Date.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree and intend to be legally bound as follows:

ARTICLE I
DEFINED TERMS

1.1	Definitions. The following capitalized terms when used in this Contract shall have the meanings set forth below unless the context otherwise requires:

“AAA” means the American Arbitration Association or any successor organization.

“Accounts Payable” shall have the meaning set forth in Section 12.1(g).

“Additional Deposit” shall have the meaning set forth in Section 2.5(a).

“Affiliate” shall mean, with respect to Seller or Buyer, any other person or entity directly or indirectly controlling (including but not limited to all directors and officers), controlled by or under direct or indirect common control with Seller or Buyer, as applicable.  For purposes of the foregoing, a person or entity shall be deemed to control another person or entity if it possesses, directly or indirectly, the power to direct or cause direction of the management and policies of such other person or entity, whether through the ownership of voting securities, by contract or otherwise.

“Apportionment Date” shall have the meaning set forth in Section 12.1.

“Approval Letter” shall mean the approval of Franchisor to issue a New Franchise License on the form previously approved by Buyer contingent only upon execution of the New Franchise License to be effective on or after the Closing Date.

“Approved Lien” shall have the meaning set forth in Section 4.3.

“Appurtenances” shall mean all rights, titles, and interests of Seller appurtenant to the Land and the Hotel, including, but not limited to, (i) all easements, including the Candlewood/Hampton Easement, rights of way, rights of ingress and egress, tenements, hereditaments, privileges, and all other rights and interests appurtenant in any way belonging to the Land or the Hotel, (ii) any land lying in the bed of any alley, highway, street, road or avenue, open or proposed, in front of or abutting or adjoining the Land, (iii) any strips or gores of real estate adjacent to the Land, and (iv) the use of all alleys, easements and rights-of-way, if any, abutting, adjacent, contiguous to or adjoining the Land.

“Architect” shall mean the architect for the Hotel, Gene Kaufman Architect, P.C., its successor and/or assigns, provided that any such successors and/or assigns are only permitted to the extent that there is no release of the obligations of the current entities without the prior written consent of Buyer.

“Brand” shall mean the Hampton Inn brand with the Hilton Hotels Corporation.

“Brand Standards” shall mean (i) the Hotel is furnished, fitted, equipped, open and operating under the Brand in accordance with Seller’s Franchise Agreement and (ii) the Franchisor has approved the completion, furnishing and equipping of the Hotel in writing, and (iii) the Franchisor has approved the opening and operation of the Hotel under the Brand in accordance with Seller’s Franchise Agreement.

“Bulk Room Agreement” shall mean any bulk room or group rate agreement entered into by Seller’s Manager on terms consistent with the prevailing market for the occupancy of the Hotel.

“Bulk Sale Survival Period” shall have the meaning set forth in Section 7.3(b).

“Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday in the State of New York.

“Buyer’s Terms” shall mean, following the termination of this Contract, that (i) the Earnest Money Deposit shall be immediately returned to Buyer by Escrow Agent, and (ii) upon receipt of the amounts set forth in clause (i) above, Seller and Buyer shall be relieved of all other rights, obligations and liabilities hereunder except as to any provision specifically deemed to survive termination of this Contract.

“Buyer’s Franchise Agreement Termination Fee” shall have the meaning set forth in Section 5.1(d).

“Buyer’s Manager” shall mean an entity controlled by Hersha Hospitality Management LP engaged by Buyer to operate the Hotel following Closing.

“Buyer’s Punch List” shall have the meaning set forth in Section 8.10(a).

“Buyer’s Punch List Claim Notice” shall have the meaning set forth in Section 8.10(b).

“Buyer’s Punch List Escrow” shall have the meaning set forth in Section 8.10(a).

“Buyer’s Reply Notice” shall have the meaning set forth in Section 10.1(c)(i).

“Candlewood/Hampton Easement” shall mean the Easement Agreement made by Buyer and the buyer of the other hotel pursuant to the Other Hotel Contract to be executed and recorded on or prior to Closing attached hereto as Exhibit L, subject to de minimis changes by the Department of Building of the City of New York.

“Candlewood Suites Contract” shall mean the related contract by and between Seller, as seller, and HHLP Duo Two Associates, LLC, as buyer, for the purchase and sale of the premises located at 339 West 39th Street, New York, New York, dated as of the date hereof.

“Cash Amount” shall have the meaning set forth in Section 2.2(b)(ii).

“Casualty/Condemnation Notice” shall have the meaning set forth in Section 13.1.

“Certificate of Occupancy” shall mean the certificate of occupancy issued by the Department of Buildings of the City of New York permitting the use and occupancy of the Real Property as a Hotel, which certificate shall not be considered or termed a Temporary Certificate of Occupancy.

“Closing” shall have the meaning set forth in Section 10.1.

“Closing Date” shall have the meaning set forth in Section 10.1.

“Construction Manager” shall mean CNY Builders, its successor and/or assigns, provided that any such successors and/or assigns are only permitted to the extent that there is no release of the obligations of the current entities without the prior written consent of Buyer.

“Construction Warranty” shall mean the warranty from Contractor to Buyer in the form attached hereto as Exhibit G.

“Contractor” shall mean Tritel Construction Group and its successors and/or assigns, provided that any such successors and/or assigns are only permitted to the extent that there is no release of the obligations of the current entities without the prior written consent of Buyer.

“Deed” shall have the meaning set forth in Section 10.2(a).

“Due Diligence” shall have the meaning set forth in Section 7.1(s).

“Due Diligence Delivery Date” shall have the meaning set forth in Section 3.1(a).

“Due Diligence Examination” shall have the meaning set forth in Section 3.1(d).

“Earnest Money Deposit” shall have the meaning set forth in Section 2.5(a).

“Employee Plan” shall mean any deferred compensation and incentive compensation, “welfare” plan, fund or program (within the meaning of Section 3(1) of ERISA); “pension” plan, fund or program (within the meaning of Section 3(2) of ERISA); any termination or severance agreement, and any other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by Seller or by any trade or business, whether or not incorporated (an “ERISA Affiliate”), that together with Seller would be deemed a “single employer” within the meaning of Section 4001(b) of ERISA, or to which the Seller, employer or an ERISA Affiliate is a party, whether written or oral, for the benefit of any employee or former employee of Seller or any subsidiary.

“Employees” shall have the meaning set forth in Section 12.1(k).

“Employment Laws” shall mean all applicable federal or state employment laws, including, without limitation, applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, employment discrimination, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers’ compensation, employee benefits, severance payments, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements, unemployment insurance and related mattes, and the collection and payment of withholding or social security taxes and any similar tax, including, without limitation, the Immigration Reform and Control Act, the WARN Act, the Consolidated Omnibus Budget Reconciliation Act (COBRA), the Health Insurance Portability and Accountability Act of 1996 (HIPAA), the Employee Retirement Income Security Act of 1974 (ERISA), the Family and Medical Leave Act of 1993 (FMLA), the Fair Labor Standards Act (FLSA), and the Occupational Safety and Health Act (OSHA).

“Environmental Reports” shall have the meaning set forth in Section 7.1(e).

“Environmental Requirements” shall have the meaning set forth in Section 7.1(e).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agent” shall mean First American Title Insurance Company of New York in its capacity as Escrow Agent.

“Existing Contracts” shall mean those Service Contracts in effect as of the date hereof as set forth on Exhibit P and copies of which were provided to Buyer as part of the Due Diligence.

“Finance Provider” shall mean any lender financing Buyer’s purchase of the Property under this Contract.

“FF&E” shall mean, collectively, all furniture, fixtures and equipment required to operate the Hotel as the Brand under Seller’s Franchise Agreement, a list of which is set forth on Exhibit B.  All FF&E shall be owned by Seller at closing and not leased.

“Franchisor” shall mean Hilton Hotels Corporation.

“General Assignment” shall have the meaning set forth in Section 10.2(c) and attached hereto as Exhibit H.

“Greenhouse” shall mean the greenhouse located in the Hotel as set forth in the Candlewood/Hampton Easement.

 “Hazardous Materials” shall have the meaning set forth in Section 7.1(e).

“Health Permit Receipt” shall mean a health permit receipt from the New York City Health Department to be obtained by Seller prior to Closing.

“Hotel” shall mean the hotel constructed on the Land, including all buildings, structures, fixtures, and other improvements now existing or to be constructed on the Land, and all related facilities and Personal Property associated therewith, including the number of rooms and the amenities referred to in the Recitals Section.

“Hotel Contracts” shall collectively mean the Candlewood Suites Contract and this Contract.

“House Banks” shall have the meaning set forth in Section 12.1(f).

“Indemnified Party” shall have the meaning set forth in Section 8.14(c)(i).

“Indemnifying Party” shall have the meaning set forth in Section 8.14(c)(i).

“Initial Deposit” shall have the meaning set forth in Section 2.5.

“Intangible Property” shall mean all Service Contracts, Permits and Licenses, Intellectual Property and all other assignable intangible property connected to the property.

“Intellectual Property” shall mean trademarks, trade names, and any goodwill associated with the Hotel or other Property which is assignable from Seller to Buyer at Closing.

“Joinder” shall have the meaning set forth in Section 2.2(c)(iv).

“Land” shall mean, collectively, a fee simple absolute interest in the real property more fully described in Exhibit A, which is attached hereto and incorporated herein by reference, together with all rights (including without limitation all air rights, mineral rights and development rights), alleys, streets, strips, gores, waters, privileges, Appurtenances, advantages and easements belonging thereto or in any way appertaining thereto.

“Leases” shall mean all leases or other agreements providing for the use or occupancy of the Hotel or otherwise similarly affecting or relating to the use or occupancy of the Hotel or Land, together with all amendments, modifications, renewals and extensions thereof, and all guaranties by third parties of the obligations of the tenants, licensees, concessionaires or other entities thereunder.

“Legal Action” shall have the meaning set forth in Section 8.14(c)(ii).

“Legal Requirements” shall mean any and all local statutes, laws, ordinances, zoning and other codes, rules, regulations and requirements of any governmental authority applicable to the Property.

                “Lienable Claims” shall mean any Seller Liens and any other amounts which have not been paid to any architect, engineer, contractor, subcontractor, sub-subcontractor or supplier in connection with the design, development and construction of the Property and any amounts in dispute with respect to the same.

“New Contracts” shall mean those Service Contracts entered into by Seller or Seller’s Manager between the date hereof and Closing in accordance with Section 8.7(h), but shall specifically not include Bulk Room Agreements.

“New Franchise License” shall mean any franchise agreement and/or franchise license, including riders thereto, to be entered into between Buyer and the Franchisor prior to Closing to operate the Hotel under the Brand and effective on the Closing Date.

“OP” shall have the meaning set forth in Section 2.2(a).

“OS&E” shall mean all items included within the category “Property and Equipment” under the Uniform System and other items commonly referred to in the hotel industry as operating equipment and supplies.

“Other Hotel Contract” shall have the meaning set forth in Section 6.1.

“Outstanding Buyer’s Punch List Claim Amount” shall have the meaning set forth in Section 8.10(b).

“Partnership Agreement” shall have the meaning set forth in Section 2.2(c).

“Permits and Licenses” shall mean all permits, licenses, approvals, franchise, license agreements, utility reservations, Certificate of Occupancy, Temporary Certificate of Occupancy, and other documents issued by any federal, state, or municipal authority or by any private party related to the development, construction, use, occupancy, operation or maintenance of the Hotel, including, without limitation, Health Permit Receipt and all licenses, approvals and rights necessary or appropriate for the opening of the Hotel under the Brand in accordance with Legal Requirements and Seller’s Franchise Agreement; provided, however, notwithstanding the foregoing, the New Franchise License shall not be a “License”.

“Permitted Exceptions” shall have the meaning set forth in Section 4.3.

“Person” shall mean any person or entity.

“Personal Property” shall mean, collectively, the Tangible Personal Property, the Intangible Personal Property, the Intellectual Property, the FF&E, the OS&E and all other items of personal property  used in connection with the operation of the Hotel.

“Plans” shall mean, collectively, the most recent complete version of the plans and specifications provided by Seller on or prior to Closing.

“Property” shall mean, collectively, the Real Property and Personal Property, including FF&E, OS&E, Leases, Records, Warranties, Permits and Licenses, Tradenames, utility reservations, Intangible Property, as well as all other real or personal or property of Seller related to any of the foregoing.

“Punch List Period” shall have the meaning set forth in Section 8.10(a).

“Purchase Price” shall have the meaning set forth in Section 2.2(b).

“Real Property” shall mean, collectively, all Land, the Hotel and Appurtenances with respect to the Hotel, but excluding the Personal Property.

“Recorded Documents” shall have the meaning set forth in Section 7.1(i).

“Records” shall mean, to the extent existing, all books, records, guest ledgers, promotional material, (other than any such information owned exclusively by the Franchisor), marketing and leasing material and forms located at the Hotel.

“Release” shall have the meaning set forth in Section 7.1(e).

“Review Period” shall have the meaning set forth in Section 3.1(a).

“Right of First Offer Agreement” shall mean the agreement memorializing Buyer’s right to make a first offer to purchase the Holiday Inn Express Times Square South located at 343 West 39th Street, New York, New York as set forth in Exhibit K and that is a condition to Closing.

“Seller’s 1031 Exchange” shall have the meaning set forth in Section 16.13.

“Seller’s Bulk Sale Covenant” shall have the meaning set forth in Section 7.1(n).

“Seller’s Employee Payment” shall have the meaning set forth in Section 12.1(k).

“Seller’s Existing Finance Provider” shall mean CW Capital LLC, its successor and/or assigns.

“Seller’s Existing Mortgage” shall mean Seller’s existing mortgage(s) and/or consolidated mortgages dated May 16, 2007, between Seller’s Existing Finance Provider and Seller and as set forth in the Title Commitment.

“Seller Lien Escrow” shall have the meaning set forth in Section 4.3.

“Seller Liens” shall have the meaning set forth in Section 4.3.

“Seller’s Franchise Agreement” shall have the meaning set forth in Section 5.1(a).

“Seller’s Management Agreement” shall mean the management agreement and/or pre-opening agreement previously entered into between Seller and Seller’s Manager for the opening and management of the Hotel prior to Closing.

“Seller’s Manager” shall mean an entity controlled by Hersha Hospitality Management LP engaged by Seller to pre-open, open and operate the Hotel prior to Closing pursuant to Seller’s Management Agreement.

“Seller’s Post Closing Escrow” shall have the meaning set forth in Section 8.12(c).

“Service Contracts” shall mean the Existing Contracts and New Contracts consisting of the contracts or agreements relating to the operation and maintenance of the Property, such as maintenance, supply, service or utility contracts.

“Settlement Statement” shall have the meaning set forth in Section 10.2(j).

“Survey” shall have the meaning set forth in Section 4.1.

“Survival Period” shall have the meaning set forth in Section 7.3.

“Tangible Personal Property” shall have the meaning determined by the New York State Department of Finance as used on the Notification of Sale, Transfer, or Assignment in Bulk Form AU-196.10.

“Temporary Certificate of Occupancy” shall mean a temporary certificate of occupancy issued by the Department of Buildings, New York, permitting the use and occupancy of the Real Property as the Hotel in accordance with all Legal Requirements.

“Title Commitment” shall have the meaning set forth in Section 4.2.

“Title Company” shall have the meaning set forth in Section 4.2.

“Title Policy” shall have the meaning set forth in Section 4.2.

“Tradenames” shall mean all telephone exchanges and numbers, tradenames, trade styles, trade marks, logos, and other identifying material, and all variations thereof, together with all related goodwill and other intangible property relating to the Hotel.

“Trade Contractor” shall mean the major trade contractors and Construction Manager as set forth in Exhibit M.

“Uniform System” shall mean the “Uniform System of Accounting for the Lodging Industry”, Tenth Revised Edition, 2006, as published by the Educational Institute of the American Hotel & Motel Association.

“Unit Holder Agreements” shall have the meaning set forth in Section 2.2(c).

“Value” shall have the meaning set forth in Section 2.2(b)(ii).

“Voluntary Termination of License Agreement” shall mean Seller’s agreement with Franchisor to terminate Seller’s Franchisor Agreement upon the sale of the Property to the Buyer.

“Warranties” shall mean (i) all warranties assignable to Buyer at Closing, including, without limitation, the Construction Warranty, the warranties from the Trade Contractors, all equipment warranties and those warranties more particularly provided for on Exhibit M, and (ii) all other rights of Seller with respect to any contractor, subcontractor or architect on account of defective or improper work rendered in connection with the construction, design and/or development of the Property (the rights in this clause (ii) being hereinafter called “Defect Claims”).

1.2	Miscellaneous.

(a)	Whenever appropriate herein or required by the context or circumstances, the masculine shall be construed as the feminine and/or the neuter, the singular as the plural, and vice versa.

(b)	The words “hereof”, “herein”, “hereunder” and similar terms when used in this Contract shall refer to this Contract as a whole and not to any particular provision of this Contract.

(c)	The words “include” and “including” wherever used in this Contract shall be deemed to be followed by the words “without limitation”.

ARTICLE II
PURCHASE AND SALE; PURCHASE PRICE; PAYMENT;
EARNEST MONEY DEPOSIT

2.1   Purchase and Sale.  Seller agrees to sell and convey to Buyer or its Affiliates and/or assigns, and Buyer or its Affiliates and/or assigns agrees to purchase from Seller, the Property, in consideration of the Purchase Price and upon the terms and conditions hereof.  Except as otherwise provided for herein, all of the Property shall be conveyed, assigned, and transferred to Buyer at Closing, free and clear of all mortgages, liens, encumbrances, licenses, franchises, concession agreements, security interests, prior assignments or conveyances, conditions, restrictions, rights-of-way, easements, encroachments, claims and other matters affecting title or possession, except for the Permitted Exceptions.

2.2   Purchase Price and Form of Payment

(a)
In consideration of the payment of the Purchase Price by the Buyer to the Seller, the Seller agrees to contribute, assign and transfer the Property to the Buyer in accordance with the terms and conditions set forth in this Contract as a contribution to the capital of Hersha Hospitality Limited Partnership, a Virginia limited partnership (the “OP”), of which Buyer is a directly and indirectly wholly-owned subsidiary, pursuant to Section 721 of the Internal Revenue Code of 1986, as amended.

(b)
The total consideration (the “Purchase Price”) for the contribution by the Seller of the Property, which the OP and the Buyer agree to pay to the Seller and which the Seller agrees to accept for the contribution of the Property, is Fifty Four Million Two Hundred and Eighty Thousand Dollars and No Cents ($54,280,000.00), consisting of the following:

(i)
the “Partnership Units” which shall consist of units of limited partnership interest in the OP with a Value (as defined below) equal to no greater than One Million Five Hundred Thousand Dollars and No Cents ($1,500,000.00); and

(ii)	the “Cash Amount” which shall be the Purchase Price less the Value of the Partnership Units; and

which shall be subject to the payment schedule, the holdback deductions, the prorations and adjustments described herein and payable as set forth herein, provided, however, that all holdbacks, deductions, prorations and any other adjustments or costs affecting the aggregate Purchase Price shall be paid from or added to the Cash Amount. For purposes hereof, the “Value” of the Partnership Units shall be determined by multiplying (i) the volume weighted average price of Hersha Hospitality Trust Class A common shares as traded on the New York Stock Exchange for the twenty (20) trading days occurring prior to the trading day that is two (2) trading days prior to the Closing Date, by (ii) the number of Partnership Units Seller receives as part of the Purchase Price.

(c)
Seller and Buyer will be required to enter into separate agreements, such as a tax-related agreement and an agreement regarding partnership units (the “Unit Holder Agreements”) with the OP and Hersha Hospitality Trust, a Maryland real estate investment trust and the general partner of the OP, to effectuate issuance of the Partnership Units and to ensure that Seller, together with all other persons who become permitted transferees pursuant to a Transfer permitted under Section 9.02 of the Amended and Restated Limited Partnership Agreement of the OP (the “Partnership Agreement”), shall have the redemption rights, registration rights and other rights provided in (i) the Partnership Agreement and (ii) the Unit Holder Agreements, subject to the following:

(i)
No Partnership Units shall be issued by the OP, and following such issuance no Partnership Units shall be transferred by Seller, to any person or entity that is not an accredited investor within the meaning of Regulation D promulgated the Securities Act, and to the extent any such non-accredited person or entity is entitled to receive any portion of the Purchase Price, such portion shall be paid in cash rather than Partnership Units and the number of Partnership Units issuable in payment of the Purchase Price shall be reduced accordingly.

(ii)
Seller agrees to take such actions as the OP may reasonably request in order to ensure that the issuance of any Partnership Units pursuant to this Contract complies with the requirements of the Securities Act and Regulation D promulgated thereunder. Except as otherwise expressly set forth in this Contract, the Seller acknowledges and agrees that once the Closing occurs, the Seller shall no longer hold any right, title or interest in the Property (except through its ownership of the Partnership Units).

(iii)
The Seller that acquires Partnership Units acknowledges that any certificates evidencing the Partnership Units will bear appropriate legends indicating (i) that the Partnership Units have not been registered under the Securities Act, and (ii) that the Partnership Agreement restricts the transfer of the Partnership Units.

(iv)
Seller shall upon receipt of the Partnership Units at Closing become a limited partner of the OP by executing the form of joinder (“Joinder”) to the Partnership Agreement and deliver the executed Joinder at Closing; provided, however, that if Seller is, at the time of Closing, a limited partner of the OP, Seller shall not be required to execute and deliver the Joinder.

(v)
By executing and delivering the Joinder in accordance with the terms of this Contract and the Unit Holder Agreements, Seller shall acknowledge that it will be bound by the terms and provisions of the Partnership Agreement.

(d)
At Closing, Seller shall grant Buyer a first priority security interest in all of the Partnership Units received as part of the Purchase Price as security for any and all obligations of Seller under this Contract which survive Closing or are set forth in any document delivered pursuant to this Contract at Closing. Such grant will be effectuated through the execution by Seller of a Pledge Agreement in the form attached as Exhibit V.

2.3   Allocation.  Buyer and Seller hereby agree on the allocation of the Purchase Price among Real Property, Tangible Personal Property and Intangible Property related to the Property as set forth on Schedule 2.3 attached hereto for federal, state and local tax purposes.  Buyer and Seller agree to report the federal, state and local income and other tax consequences of the transactions contemplated by this Contract and in particular, to report the information required by Section 1060(b) of the Internal Revenue Code of 1986, as amended, and to file all tax returns and related tax documents, in a manner consistent with such allocation, and neither Buyer nor Seller shall take any position inconsistent with such agreed upon allocation of the Purchase Price in any tax return or otherwise.  Buyer shall pay at the Closing 100% of any applicable taxes relating to the Purchase Price allocated to Tangible Personal Property relating to the Property.  The parties agree to reasonably cooperate with one another to establish a realistic salvage value for the Tangible Personal Property.   Each party will provide and make available to the other party any resale certificates and other exemption certificates or information reasonably requested by either party.  At the written request of Buyer or Seller, the other party shall provide written evidence of its remittance of applicable taxes.  This provision shall survive the Closing.

2.4   Payment.  The Purchase Price, including the Earnest Money Deposit, which Buyer elects to have applied against the Purchase Price (as provided below), shall be paid to Seller by Escrow Agent by wire transfer of immediately available funds on the Closing Date.

2.5	Earnest Money Deposit.

(a)
Within three (3) days following the full execution and delivery of this Contract unless such third day is not a Business Day, in which case the Initial Deposit shall be due on the next Business Day, Buyer shall deposit the sum of $100.00 (One hundred dollars) by wire transfer of immediately available funds (the “Initial Deposit”) with the Escrow Agent.  In the event Buyer fails to make such Initial Deposit then this Contract shall automatically terminate with no further liability on either party’s behalf except with respect to those provisions of this Contract that are deemed to survive such termination.  If, pursuant to the provisions of Section 3.1 of this Contract, Buyer does not elect to proceed with this Contract prior to the expiration of the Review Period, then Escrow Agent shall return the Initial Deposit to Buyer immediately upon written notice to that effect from Buyer.  If Buyer elects to proceed with this Contract before the expiration of the Review Period, then Buyer shall deposit the additional sum of $10,000.00 (ten thousand dollars), by letter of credit or by wire transfer of immediately available funds (the “Additional Deposit”) with the Escrow Agent on or before the expiration of the Review Period.  The Initial Deposit and the Additional Deposit shall hereinafter be collectively referred to as the “Earnest Money Deposit”.  If Buyer elects to proceed with this Contract prior to the expiration of the Review Period, then Buyer’s failure to deposit the Additional Deposit when due shall constitute a default by Buyer, in which case, Seller shall be entitled to exercise its remedies set forth in Section 14.1.

(b)	The Earnest Money Deposit shall be held by Escrow Agent pursuant to the terms of this Contract. Seller’s Federal Tax Identification Number is 02-0645555.

(c)
All wires to the Escrow Agent shall be sent pursuant to the wiring instructions attached hereto as Schedule 2.5 or such other wiring instructions as Escrow Agent shall send to Buyer and Seller in writing.

ARTICLE III
REVIEW PERIOD

3.1	Review Period.

(a)
This Contract shall terminate at 6:00 p.m. New York City local time on the date which is thirty (30) days (or the next Business Day) after the date hereof (the “Review Period”), unless Buyer notifies Seller and Escrow Agent in writing of Buyer’s election to proceed with the Contract.  Seller shall use good faith efforts to deliver to Buyer all of the Due Diligence (as defined in Section 7.1(s)) set forth on Exhibit C on or prior to the date hereof (the “Due Diligence Delivery Date”).  Seller shall promptly provide to Buyer any updates to the Due Diligence and any new Due Diligence until Closing or the earlier termination of this Contract.  The failure of Buyer to notify Seller in writing of its election prior to the expiration of the Review Period shall be conclusively deemed an election by Buyer to terminate this Contract.  Buyer shall have the Review Period to evaluate the acceptability of the Due Diligence Examination (as defined below).  At any time during the Review Period, Buyer may, in its sole and absolute discretion, elect to terminate this Contract for any reason whatsoever by giving written notice of termination to the Seller, in which case Section 3.1(b) shall govern.  In the event that Buyer fails to affirmatively elect in writing to proceed with this Contract prior to the expiration of the Review Period then Section 3.1(b) shall also govern.  If Buyer elects in writing to proceed with this Contract prior to the expiration of the Review Period, then Section 3.1(c) shall govern.

(b)
In the event that Buyer does not elect to proceed with this Contract by written notice to Seller and Escrow Agent prior to the expiration of the Review Period, then the Earnest Money Deposit shall be immediately returned to Buyer by Escrow Agent and upon receipt of the Earnest Money Deposit, Seller and Buyer shall be relieved of all other rights, obligations and liabilities hereunder except as to any provision specifically deemed to survive termination of this Contract.

(c)
In the event Buyer elects to proceed with this Contract by written notice to Seller and Escrow Agent prior to the expiration of the Review Period, then the Additional Deposit shall become due in accordance with Section 2.5(a).

(d)
At any time prior to the expiration of the Review Period, Buyer and/or its representatives and agents shall review the Due Diligence and have the right to enter upon the Property at all reasonable times for the purposes of reviewing all Records and other data, documents and/or information relating to the Property and conducting such surveys, appraisals, engineering tests, soil tests (including, without limitation, Phase I and Phase II environmental site assessments), inspections of construction and other inspections and other studies as Buyer deems reasonable and necessary or appropriate to evaluate the Property, subject to providing advance (not less than 24 hours) notice to Seller unless otherwise agreed to by Buyer and Seller (the “Due Diligence Examination”).  Seller shall have the right to have its representative present during Buyer’s physical inspections of the Property, provided that failure of Seller to do so shall not prevent Buyer from exercising its due diligence, review and inspection rights hereunder.  If Buyer elects to perform or  have any invasive inspections (such as a Phase II environmental site assessment of the Property) performed, then at least 48 hours prior to entry onto the Property, Buyer shall provide to Seller upon Seller’s request, evidence of liability insurance, in the amount of $1,000,000.00, from any contractors, subcontractor, and/or third party which Buyer elects to use to perform such invasive inspections naming the Seller and Seller’s Existing Finance Provider as additional insured.

(e)
Buyer covenants and agrees to use its good faith efforts not to damage or destroy any portion of the Property in conducting its examinations and studies of the Property during the Due Diligence Examination and, if Closing does not occur, shall repair any portion of the Property damaged by the conduct of Buyer, its agents or employees, to substantially the condition such portion(s) of the Property were in immediately prior to such examinations or studies, and Buyer agrees to indemnify and hold Seller harmless concerning any such damage provided that such damage is caused by Buyer or its agents, provided, however, that Buyer shall not be responsible under any circumstances for any environmental hazards discovered which may arise as a result of Buyer’s or its agents’ activities provided that such inspections or tests were performed in accordance with applicable laws.  This Section 3.1(e) shall survive the early termination of this Contract.

3.2	Intentionally Deleted.

ARTICLE IV
SURVEY AND TITLE APPROVAL

4.1   Survey. Buyer has received true, correct and complete copies of the most recent draft as-built surveys of the Land (the “Survey”).

4.2   Title.  Seller has delivered to Buyer title certificates prepared by First American Title Insurance Company of New York (the “Title Company”), including copies of all documents referred to therein, for the Real Property.  Buyer has obtained (i) a Commitment for Title Insurance (the “Title Commitment”) issued by the Title Company with an effective date of November 9, 2009, on a 2006 ALTA form of owner’s policy of title insurance in New York which is attached as Exhibit N, covering the Real Property, setting forth the current status of the title to the Real Property, showing all liens, claims, encumbrances, easements, rights of way, encroachments, reservations, restrictions and any other matters affecting the Real Property and pursuant to which the Title Company shall issue to Buyer at Closing an Owner’s Policy of Title Insurance on the 2006 form of ALTA owner’s policy available in New York, at standard rates, covering the full amount of the Purchase Price and shall include such endorsements as are customary or required by Buyer, or a Finance Provider in their sole discretion subject only to the Permitted Exceptions and Seller shall execute and deliver at Closing an affidavit in the form that the Title Company shall require for the issuance of the such policy with extended coverage (the “Title Policy”) and (ii) true, complete, legible and, where applicable, recorded copies of all documents and instruments referred to or identified in the Title Commitment, including, but not limited to, all deeds, lien instruments, leases, plats, surveys, reservations, restrictions, and easements affecting the Real Property.

4.3   Survey or Title Objections.  If Buyer disapproves any condition of title to the Real Property, Survey or other matters by written objection to Seller prior to the expiration of the Review Period, Seller shall elect either to attempt to cure or not cure any such item by written notice sent to Buyer within ten (10) days after Seller’s receipt of notice from Buyer, and if Seller agrees in writing to attempt to cure any such item, then Seller shall be given Closing to cure any such defect.  In the event that (a) Seller shall fail or is unable to cure an exception, defect or objection raised by Buyer pursuant to this Section 4.3 or (b) one or more exceptions, title or survey defects or objections arise or are discovered by Buyer after the date of the Title Commitment or Survey, as applicable, but prior to Closing (and which are not disclosed on the Title Commitment or Survey) in which case Seller shall have until Closing to cure, and Seller shall fail to cure exceptions, title or survey defects or objections within the time period required following written notice from Buyer, then Buyer may elect, in Buyer’s sole and absolute discretion: (i) to waive such exception, defect or objection and proceed to Closing in accordance with this Contract, or (ii) to terminate this Contract in which case the Earnest Money Deposit shall be returned to Buyer and neither party shall have further obligations to the other except those that expressly survive pursuant to this Agreement.  The (w) items shown on the Title Commitment which are not objected to by Buyer as set forth above prior to the expiration of the Review Period, (x) standard exceptions from coverage contained in the form title policy “jacket” and (y) Candlewood/Hampton Easement for the Greenhouse are hereinafter referred to, collectively, as the “Permitted Exceptions”.  In no event shall Permitted Exceptions include title exceptions entered into by Seller after the effective date of the Title Commitment or any Seller Liens (hereinafter defined), other than the mortgages being assigned at the request of Buyer.  Liens or documents evidencing liens, securing any indebtedness or any mechanics’ or materialmen’s liens or any claims or potential claims therefor covering the Property or any portion thereof, Environmental Control Board judgments, water bills, fire safety, elevator violations, tax liens or any title exception, and violations or objections capable of being cured solely through the payment of money by Seller are hereinafter collectively called “Seller Liens” and shall be paid in full by Seller and released at Closing except for any Approved Liens as set forth herein.  At Closing, Seller shall deliver a Release of Mechanics’ Liens in the form provided by the Title Company from all mechanics’ liens and an affidavit in the form of Exhibit W in which it sets forth, to Seller’s knowledge,  any Lienable Claims.  If any Lienable Claim is not released in writing in form satisfactory to Buyer and the Title Company by the Closing, then Seller shall deposit monies equal to 150% (one hundred and fifty percent) of the amount required to satisfy and discharge all such unreleased Lienable Claims, in the aggregate, at Closing with the Title Company pursuant to an escrow agreement (the “Seller Lien Escrow”) in order to omit such Lienable Claims in a manner reasonably acceptable to Buyer and the Title Company such that the Title Company issues the Title Policy and a loan policy without exception for such Lienable Claims at no additional premium (“Approved Lien”).  In the event that the Title Company shall not deem the Seller Lien Escrow sufficient to remove any Seller Lien or other Lienable Claim at Closing, then the Title Company shall advise at Closing the sufficient amount needed to escrow in the Seller Lien Escrow and Seller shall deposit such amount with Escrow Agent at Closing.  Seller shall indemnify, defend and hold harmless Buyer from and against any Lienable Claims any other liens that may be filed against the Property due to acts or omissions of Seller, and funds from the Seller Lien Escrow shall be made available to reimburse Buyer from any costs, losses, damages or expenses which Buyer suffers on account of Lienable Claims or any other liens that may be filed against the Property due to the acts or omissions of Seller.  The immediately preceding sentence shall survive Closing.

4.4   Mortgage Assignment.  At the request of Buyer, Seller agrees to use commercially reasonable efforts to cause Seller’s Existing Finance Provider(s) to assign Seller’s Existing Mortgages to an entity designated by Buyer.

ARTICLE V
FRANCHISE AGREEMENT

5.1	Franchise Agreement

(a)
Seller has obtained a franchise agreement with Franchisor to operate the Hotel (the “Seller’s Franchise Agreement”) and Seller shall deliver Seller’s Franchise Agreement to Buyer upon execution of this Contract.

(b)
Buyer shall  submit a franchise application within five (5) Business Days from the date of this Contract to the Franchisor.  Buyer agrees to use commercially reasonable efforts, and Seller agrees to cooperate with Buyer, to obtain from   Franchisor an Approval Letter from Franchisor and execute a New Franchise License in form and substance satisfactory to Buyer in its sole discretion, from the Franchisor to be effective upon Franchisor executing the New Franchise License, which shall be effective after the Closing Date (the “New Franchise License”).  Buyer shall pay for any required Brand application fees charged by Franchisor and any expenses of Buyer’s attorneys with respect to such application and Seller shall pay any termination fees charged by Franchisor in connection with Seller’s Franchise Agreement, subject to Section 5.1(d).

(c)	Intentionally Deleted.

(d)
Prior to Closing, Seller shall execute a Voluntary Termination of License Agreement with Franchisor and promptly following  the Closing Date, Buyer shall provide to the Franchisor a copy of the executed Deed showing proof of ownership.  If (i) Closing occurs pursuant to this Contract, (ii) Seller’s Franchise Agreement is terminated, (iii) the Franchisor is ready willing and able to enter into the New Franchise License on terms and conditions previously agreed to by Buyer and (iv) Buyer does not deliver a copy of the Deed or Buyer withdraws the New Franchise License from Franchisor prior to execution and delivery by Franchisor, then Buyer agrees to pay and indemnify and hold Seller harmless for any and all fees, liquidated damages set forth in the Seller’s Franchise Agreement, attorneys’ fees and costs required to be paid by Seller in connection with such termination of the Seller’s Franchise Agreement (collectively, “Buyer’s Franchise Agreement Termination Fee”) and Seller shall bear such costs under all other circumstances.  This Section 5.1(d) shall survive Closing.

5.2   Intentionally Deleted

ARTICLE VI
HOTEL CONTRACTS

6.1   Hotel Contracts.  The parties acknowledge and agree that this Contract is being entered into in connection with and simultaneously with the Candlewood Suites Contract (the “Other Hotel Contract”).  The parties acknowledge and agree that, notwithstanding anything contained herein to the contrary, the obligations of Buyer to consummate the transaction as contemplated hereunder shall be contingent upon the simultaneous closing of the sale under the Other Hotel Contract with the Closing of the Property under this Contract.

6.2   Termination of Hotel Contracts.  The parties expressly acknowledge and agree that the exercise by Buyer of any right under this Contract which has the effect of terminating this Contract shall be and be deemed to be a termination of the Other Hotel Contract, notwithstanding the fact that no independent termination right may have occurred under any Other Hotel Contract.  To the extent that upon any such termination, Buyer is entitled to receive the return of the Earnest Money Deposit, then Buyer shall be entitled to receive the corresponding payments under the Other Hotel Contract, together with any other payments that may be required to be paid upon termination of the Other Hotel Contract.

ARTICLE VII
REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1   Seller’s Representations, Warranties and Covenants.  Seller hereby represents, warrants and covenants to Buyer as follows:

(a)
Authority; No Conflicts; Consents.  Seller is a limited liability company duly formed, validly existing and in good standing under the laws of the State of New York. Seller has obtained all necessary consents to enter into and perform this Contract and is fully authorized to enter into and perform this Contract and to complete the transactions contemplated by this Contract.  No consent or approval of any person, entity or governmental authority is required for the execution or delivery of this Contract and the documents required to be executed and delivered at Closing, in each case, by Seller or the performance of Seller’s obligations hereunder.  This Contract is, and the documents to be executed and delivered by Seller at Closing will be, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms.  Neither the execution nor the performance of, or compliance with, this Contract by Seller has resulted, or will result, in any violation of, or default under, or acceleration of, any obligation under any existing corporate charter, certificate of incorporation, bylaw, articles of organization, limited liability company agreement or regulations, partnership agreement or other organizational documents and under any, mortgage indenture, lien agreement, promissory note, contract, or permit, or any judgment, decree, order, restrictive covenant, statute, rule or regulation, applicable to Seller or to the Hotel.

(b)	FIRPTA. Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those items defined in the Internal Revenue Code and Income Tax Regulations).

(c)
Bankruptcy.  Neither Seller, nor, to Seller’s knowledge, any of its or their partners or members, is insolvent or the subject of any bankruptcy proceeding, receivership proceeding or other insolvency, dissolution, reorganization or similar proceeding.

(d)
Pending Claims.  Except as has been disclosed in writing by Seller within ten (10) days of the effective date of this Agreement, there are no (i) material claims, demands, litigations, proceedings or governmental investigations pending, or to the best of Seller’s knowledge threatened against the Property or Seller, except as set forth in the Title Commitment, (ii) special assessments or extraordinary taxes and (iii) pending, or to the best of Seller’s knowledge, threatened condemnation or eminent domain proceeding which would affect the Real Property or any part thereof.  There are no pending arbitration proceedings or unsatisfied arbitration awards, or judicial proceedings or orders respecting awards, which might become a lien on the Property or any portion thereof, or other pending, actual or, to Seller’s knowledge, threatened litigation claims, charges, complaints, petitions or unsatisfied orders by or before any administrative agency or court which could affect Seller, the Real Property or might become a lien on the Real Property.

(e)
Environmental.  Seller has delivered to Buyer true, correct and complete copies of all environmental reports and investigations, including any and all remediation documents (all of which are more particularly set forth on Exhibit D) (the “Environmental Reports”).  To the best of Seller’s knowledge and except as set forth in the Environmental Reports, (i) there has been no Release or threat of Release of Hazardous Materials from the Real Property, (ii) no portion of the Real Property is being or has been used for the treatment, storage, disposal or other handling of Hazardous Materials or machinery containing Hazardous Materials, except for that which shall be stored on the Property in strict compliance with applicable Environmental Requirements and applicable laws, (iii) no underground storage tanks have been or are currently located on, under, or in the Real Property or any portion thereof, (iv) no environmental investigation, administrative order, notification, consent order, litigation, claim, judgment or settlement with respect to the Property or any portion thereof is pending or threatened, (v) there is  currently no mold, fungal or other microbial growth in or on the Real Property, or conditions within buildings, structures or mechanical equipment serving such buildings, that could reasonably be expected to result in material liability or material costs or expenses to remediate the mold, fungal or microbial growth, or to remedy such conditions that could reasonably be expected to result in such growth, (vi) there are no reports or other documentation regarding the environmental condition of the Real Property in the possession of Seller or its Affiliates, consultants, contractors or agents other than the Environmental Reports and (vii) to Seller’s knowledge, no Hazardous Materials are present on the real property which has migrated or otherwise affected the Real Property or which could reasonably be expected to migrate to or otherwise affect the Real Property.  As used in this Contract,  “Hazardous Materials” means (1) “hazardous wastes” as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time (“RCRA”), (2) “hazardous substances” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. 9601 et seq.), as amended by the Superfund Amendment and Reauthorization Act of 1986 and as otherwise amended from time to time (“CERCLA”); (3) “toxic substances” as defined by the Toxic Substances Control Act, as amended from time to time (“TSCA”), (4) “hazardous materials” as defined by the Hazardous Materials Transportation Act, as amended from time to time (“HMTA”), (5) asbestos, oil or other petroleum products, radioactive materials, urea formaldehyde foam insulation, radon gas and transformers or other equipment that contains dielectric fluid containing polychlorinated biphenyls and (6) any substance whose presence is detrimental or hazardous to health or the environment, including, without limitation, microbial or fungal matter or mold, or is otherwise regulated by federal, state and local environmental laws (including, without limitation, RCRA, CERCLA, TSCA, HMTA), rules, regulations and orders, regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials or environmental, health or safety compliance (collectively, “Environmental Requirements”).  As used in this Contract, “Release” means spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing.

(f)
Title and Liens.  Except for Seller Liens and Approved Liens to be released and/or escrowed at Closing, respectively, there are no encroachments (other than what might be evidenced on the survey), rights of way or easements on or affecting the Real Property and Seller has good and marketable fee simple title to the Real Property subject only to the Permitted Exceptions.  Except for any applicable Permitted Exceptions, at the Closing, Seller shall have good and marketable title to the Real Property and the Personal Property, free and clear of all liens, claims, encumbrances or other rights whatsoever, and there shall be no other liens, claims, encumbrances or other rights pending or of which Seller has received notice or which are otherwise known to Seller related to any other Personal Property other than an Approved Lien.  Pursuant to the disclosure required under Section 7.1(d) above, Buyer has been advised that there are numerous outstanding disputes with or claims by contractors or subcontractors and there are and shall be as of Closing numerous mechanic's liens filed, pending or threatened against the Real Property or Seller.  Notwithstanding, in the event that any contractor or Trade Contractor has not been paid in full at the time of Closing, then pursuant to Section 4.3 above, 150% (one hundred and fifty percent) of the claimed payment amount (or such higher amounts as is required by the Title Company) shall be included in the Seller Lien Escrow and deposited in accordance with the Seller Lien Escrow Agreement.

(g)
Utilities; Access.  All appropriate utilities, including sanitary and storm sewers, water, gas, telephone, cable, internet and electricity, are available at the boundaries of the Land and have been connected to the Real Property,  all connection or “tap-on,” usage and similar fees have been paid, and such utilities shall be sufficient and available at Closing to service the Real Property in connection with the operation of the Real Property in accordance with its use as a hotel and otherwise as required by Legal Requirements and the Seller’s Franchise Agreement.  Seller has no knowledge of any fact or condition which would result or could result in the termination or reduction of the current access from the Real Property to existing public streets, or of any reduction in or to sewer or other utility services presently serving the Property.

(h)
Approvals and Permits and Licenses.  The Real Property complies with all applicable Permits and Licenses  and federal, state or local statutes, laws, ordinances, rules, regulations, requirements and codes including, without limitation, those regarding building, fire, health, safety, environmental, and the Americans with Disabilities Act, and similar rules and regulations relating and/or applicable to the ownership, use and operation of the Real Property as it is contemplated to be operated and Seller or Seller’s Managing Agent has provided to Buyer true, correct and complete copies of all Permits and Licenses related to the Real Property, a list of which is attached as Exhibit E, as part of the Due Diligence deliveries and shall provide the original Permits and Licenses to Buyer at Closing.  All Permits and Licenses and approvals are transferable to Buyer at Closing without any reapplication or the payment of any transfer fees except for permits related to the Greenhouse.  The use and occupancy of the Real Property as the Hotel complies with all applicable local zoning, subdivision and land use laws and ordinances.

(i)
Recorded Documents.  All obligations of Seller to be performed or complied with under all easements, declarations, covenants, conditions, restrictions, reciprocal easement agreements, and all other agreements of record (collectively, the “Recorded Documents”) through the date of Closing have been satisfied or shall be satisfied prior to the date of Closing, including, without limitation, the obligation of Seller to pay any assessments, fees, charges or other amounts which may become due under the Recorded Documents prior to the date of Closing, and a list of such Recorded Documents is attached hereto as Exhibit R.

(j)
Employees.  Other than pursuant to Seller’s Management Agreement and Seller’s previous management agreement that has been terminated, there is no Person or Persons which are currently employed at or with respect to the Property, nor are any of Seller’s employees at the Hotel, if any, a party to any employment agreements, Employee Plan or union contracts with respect to or relating to the Property nor are any of the employees of the Hotel represented by any labor organization.

(k)
Compliance with Insurance Requirements.  Seller has not received any written notice from any of the insurers of the Property or any board of fire underwriters of any physical condition thereof of which such insurer has required correction or change or of any practice of Seller or refusing to renew any insurance policy.

(l)	Casualty. There has been no casualty or damage to the Property which has not been fully repaired and the cost thereof fully paid.

(m)
Hotel.  The Hotel has been be constructed substantially in accordance with the Plans and the construction, use and operation of the Real Property as a hotel does not violate any building, health, environmental, fire or similar law, ordinance, regulation or restrictive covenant now in force or effect.   The Hotel does not violate any federal, state, county, or municipal laws, ordinances, orders, regulations or requirements nor has Seller or any of its agents received any notice of any such violation.  The Hotel and all of its building and operating systems were, at the time of installation, in a new condition and are in working order except for normal wear and tear in the normal course of business.  The Property to be purchased is all of the property of every kind and nature necessary for the operation of the Hotel as a hotel in the ordinary course of business in accordance with the Seller’s Franchise Agreement, and at Closing, the Hotel will be fully equipped with FF&E and OS&E in accordance with the terms of this Contract.

(n)
Taxes.  On or prior to Closing, Seller shall have duly filed in a timely manner (or will file within the required time periods, including extensions obtained) all federal, state, county and local income, franchise, excise, withholding, sales, occupancy, payroll, property (real, personal and intangible), hotel and any other tax returns and reports with respect to the Property and shall have paid all taxes, interest, penalties and all assessments owed by Seller through the date of Closing.  Seller has paid, or made adequate provision for the payment of, all taxes with respect to the conduct of its business at the Property through the Closing.  Seller has been notified of a tax deficiency, assessment and penalty with respect the Property and will pay such amount in full at Closing.  Seller  has no knowledge of any basis for any additional claim or assessment for taxes, interest or penalties.  No liens for taxes, federal, state or local, have been filed against Seller or its assets, which constitute the Property.  For the period from Closing until the expiration of the Bulk Sales Survival Period, Buyer shall indemnify Seller for any additional taxes related to the Purchase Price allocated to Tangible Personal Property which may become due as the result of an audit or other determination by the State of New York (“Seller’s Bulk Sale Covenant”).

(o)
No Options.  There are no options to purchase, rights of first refusal or other similar agreements with respect to the Property which give anyone the right to purchase the Property or any part thereof, other than Buyer.

(p)
Service Contracts and Leases.  Except for those disclosed to Buyer by Seller’s Managing Agent, there are no contracts or agreements which affect the Property, except for the Service Contracts and Leases set forth on Exhibits P and O and New Contracts, and Seller has not entered into any agreements with any hotel franchisor relating to the Property that would be binding on Buyer or the Property, other than Seller’s Franchise Agreement which will be terminated in connection with Closing.  Seller represents and warrants to Buyer that: (i) true, correct and complete copies of all Service Contracts and Leases have been delivered to Buyer, (ii) the Service Contracts and Leases are in full force and effect and have not been amended or modified except as disclosed in writing to Buyer prior to the date of this Contract, (iii) except for the Seller’s Franchise Agreement, the Service Contracts and Leases are fully transferable and assignable to Buyer without the payment of any fees  and (iv) there are no defaults by Seller or any conditions existing which, with the passage of time or the giving of notice or both will become a default.  Buyer will provide a list to Seller on or prior to the expiration of the Review Period of the Service Contracts and Leases that shall be assigned to Buyer at Closing and Seller shall terminate all other Service Contracts and Leases prior to Closing at Seller’s expense.  Notwithstanding anything in this Section 7.1(p) to the contrary, Seller shall assign any and all New Contracts entered into in accordance with the terms of this Contract to Buyer at the time of Closing.

(q)
Warranties.  The Warranty from the Contractor is assignable and will be assigned at Closing to Buyer without the requirement of any consent from any third party.  In addition, Seller agrees to use commercially reasonable efforts to secure Warranties from all Trade Contractors and assign such Warranties to Buyer after the date of Closing.  All FF&E and OS&E at the Hotel are owned by Seller (and not leased) and have never been used other than at the Property and shall be in new condition, except for normal wear and tear during the normal course of business.

(r)
Not a Prohibited Person.  None of Seller, any subsidiary of Seller nor, to Seller’s knowledge, any of their respective direct or indirect beneficial owners is now or shall be at any time prior to or at the Closing a person with whom (i) a United States citizen, permanent resident alien or person within the United States, (ii) an entity organized under the laws of the United States or its territories, (iii) an entity wherever organized or doing business that is owned or controlled by persons specified in (i) or (ii) or an entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories (collectively, a "U.S. Person") is prohibited from transacting business of the type contemplated by this Contract, whether such prohibition arises under any relevant United States law, regulation and executive orders, including lists published by the Office of Foreign Assets Control, Department of the Treasury ("OFAC") (including those executive orders and lists published by OFAC with respect to persons or entities that have been designated by executive order or by the sanction regulations of OFAC as persons or entities with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC or otherwise) or under United Nations, OEDC or other similar laws, regulations, executive orders or guidelines.  To Seller's Knowledge, neither Seller nor any of its direct or indirect beneficial owners is a Person with which a U.S. Person, including a United States Financial Institution as defined in 31 U.S.C. §5312, as amended is prohibited from transacting business of the type contemplated by this Contract under any applicable laws.  To Seller's Knowledge, Seller and its direct and indirect beneficial owners are in compliance with the Patriot Act as applicable to Seller and its direct and indirect beneficial owners.

(s)
Due Diligence.  As of the date hereof and as set forth in Section 3.1, Seller has furnished to Buyer all documents in its possession or control (or reasonably available to Seller by and through its agents or representatives) related to the Property, which documents are listed on Exhibit C attached hereto, including the documents listed on Exhibit C-1 attached hereto which were previously in Buyer’s possession (collectively, the “Due Diligence”).  The Due Diligence is true, correct and complete and Seller shall provide all amendments and updates thereto up to and through the Closing Date.  Exhibit C contains Seller’s comments such that where Seller has marked “does not exist” next to an item then Seller represents and warrants that such item does not exist in connection with the Property.

(t)	Temporary Certificates of Occupancy. Seller has provided Buyer a Temporary Certificate of Occupancy for the Real Property.

(u)
Conveyance.  For so long as this Contract shall remain in full force and effect, Seller shall not rent, assign, lease, convey grant a security interest in or otherwise dispose of any interest in the Hotel or the Property, or any part thereof or interest therein, or consent to any of the foregoing, without Buyer’s prior written consent, except that Seller through Seller’s Manager shall be entitled to rent guest rooms in the Hotel, enter into Bulk Room Agreements and make reservations for the same in the ordinary course of business.

(v)
Hotel Operations.  Seller’s Franchise Agreement is in full force and effect with no defaults thereunder or any conditions existing which, with the passage of time or giving of notice or both, will become a default.

7.2   Buyer’s Representations, Warranties and Covenants.  Buyer represents warrants and covenants as follows:

(a)
Authority.  Buyer is a limited liability company duly formed, validly existing and in good standing under the laws of the State of its formation and is qualified to do business in the State of New York.  Buyer has received or will have received by the date of Closing all necessary consents of the Buyer and is fully authorized to complete the transactions contemplated by this Contract.  No other consent or approval of any person, entity or governmental authority is required for the execution, delivery or performance by Buyer of this Contract, and this Contract is hereby binding and enforceable against Buyer.

(b)	Bankruptcy. Buyer is not insolvent nor the subject of any bankruptcy proceeding, receivership proceeding or other insolvency, dissolution, reorganization or similar proceeding.

(c)
Judgments.  There are no judgments, orders or decrees of any kind against Buyer which are unpaid or unsatisfied of record, nor any actions, suits or other legal or administrative proceedings pending or threatened against Buyer which would have a material adverse effect against Buyer’s ability to consummate the transactions contemplated by this Contract.

(d)
Not a Prohibited Person.  None of Buyer, any subsidiary of Buyer nor (to Buyer’s knowledge) any of their respective direct or indirect beneficial owners is now or shall be at any time prior to or at the Closing a person with whom a U.S. Person is prohibited from transacting business of the type contemplated by this Contract, whether such prohibition arises under any relevant United States law, regulation and executive orders, including lists published by OFAC (including those executive orders and lists published by OFAC with respect to persons or entities that have been designated by executive order or by the sanction regulations of OFAC as persons or entities with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC or otherwise) or under United Nations, OEDC or other similar laws, regulations, executive orders or guidelines.  To Buyer's Knowledge, neither Buyer nor any of its direct or indirect beneficial owners is a Person with which a U.S. Person, including a United States Financial Institution as defined in 31 U.S.C. §5312, as amended is prohibited from transacting business of the type contemplated by this Contract under any applicable laws.  To Buyer's Knowledge, Buyer and its direct and indirect beneficial owners are in compliance with the Patriot Act as applicable to Buyer and its direct and indirect beneficial owners.

7.3	Survival

(a)
Survival Period.  Each party represents and warrants that all of the representations and warranties made by such party are true, correct and complete as of the date hereof and shall be true, correct and complete in all material respects as of the date of Closing and, in each case, without qualification or limitation as to a party’s knowledge thereof except as expressly provided for in this Article VII.  All of the representations and warranties made herein shall survive Closing for one year from the date of Closing (the “Survival Period”) and shall not be deemed to merge into or be waived by the Deed or any other closing documents.  A party shall only be permitted to make a claim against the other party for a breach of any representation or warranty made herein if (i) such breach shall have been discovered prior to the expiration of the Survival Period, (ii) a notice of such breach shall have been given to the breaching party prior to the expiration of the Survival Period and (iii) an action, suit or other proceeding shall have been commenced, or a claim shall have been filed, against the breaching party within sixty (60) days after the expiration of the Survival Period.  Until Closing, Seller and Buyer shall use commercially reasonable efforts to promptly update any representation or warranty in this Contract and to correct any mistake and/or to reflect any matter which arises after the date hereof, but no such updating shall limit any liability a party may have for a representation or warranty which was not true when made.

(b)
Bulk Sale Survival Period.  Notwithstanding any other provision of this Contract, Seller’s Bulk Sale Covenant shall survive Closing for thirty-six (36) months (the “Bulk Sale Survival Period”) and shall not be deemed to merge into or be waived by the Deed or any other closing documents.  During the period between the expiration of the Survival Period and the expiration of the Bulk Sale Survival Period, if any, Buyer shall only be permitted to make a claim against Seller for a breach of Seller’s Bulk Sale Covenant made herein if (i) such breach shall have been discovered prior to the expiration of the Bulk Sale Survival Period and (ii) a notice of such breach shall have been given to Seller and Escrow Agent prior to the expiration of the Bulk Sale Survival Period, and any such claim shall be satisfied in accordance with Section 8.12 hereof.

(c)	This Section 7.3 shall survive Closing as provided above.

7.4   Changed Fact or Circumstance.  All of Seller’s representations and warranties set forth in Section 7.1 shall be deemed to have been remade on and as of the Closing Date.

ARTICLE VIII
ADDITIONAL COVENANTS

8.1	Intentionally Deleted.

8.2	Intentionally Deleted

8.3   Bulk Sales.  Seller and Buyer shall comply with the bulk sales or similar laws of any state in which the Property is located or in which operations related to the Hotel are conducted.

8.4	Intentionally Deleted.

8.5   Inspections.  Buyer and/or its representatives and agents shall have the right to inspect the Property at all reasonable times until Closing and shall be do so only at reasonable times and in a manner that will minimize any interference with the development and construction of the Hotel on the Property.  Seller shall have the right to have its representative present during such inspections of the Property, provided that failure of Seller to do so shall not prevent Buyer from exercising its review and inspection rights hereunder.  Buyer covenants and agrees  to use its good faith efforts not to damage or destroy any portion of the Property in conducting its inspections of the Property and, if Closing does not occur, shall repair any portion of the Property damaged by the conduct of Buyer, its agents or employees, to substantially the condition such portion(s) of the Property were in immediately prior to such examinations or studies and Buyer agrees to indemnify and hold Seller harmless concerning any such damage provided that such damage is caused by Buyer or its agents,  provided, however, that Buyer shall not be responsible under any circumstances for any environmental hazards discovered which may arise as a result of Buyer’s or its agents’ activities provided that such inspections or tests were performed in accordance with applicable laws.  This Section 8.5 shall survive the early termination of this Contract.

8.6	Intentionally Deleted.

8.7   Other Obligations of Seller.  From and after the date hereof through the Closing or earlier termination of this Contract, Seller shall perform and comply with all of the following:

(a)
Advise Buyer promptly of any litigation, arbitration, or administrative hearing before any court or governmental agency concerning or affecting the Real Property which is instituted or threatened after the date of this Contract or if any representation or warranty contained in this Contract shall become false, and promptly provide Buyer copies of all notices received from or any correspondence with respect to any governmental authority, whether new or previously received, with regard to zoning, building violations or other matters which affect the Real Property.  Notwithstanding, Seller shall not considered in default of this section if Seller fails to provide any Environmental Control Board and/or Department of Buildings violations received by Seller or its Contractor during the normal course of construction of the Hotel provided that Seller has cured, removed and paid all fines and penalties associated with such Environmental Control Board and Department of Buildings violations;

(b)	Not take, allow or purposefully omit to take, any action that would have the effect of violating any of the representations, warranties, covenants or agreements of Seller contained in this Contract;

(c)
Pay or cause to be paid all taxes, assessments and other impositions levied or assessed on the Real Property and Personal Property or any part thereof prior to the date due, and comply with all federal, state, and municipal laws, ordinances, regulations and orders relating to the Property, except that any unpaid real estate taxes, water, sewer and/or utility services may be paid by Seller at Closing from the Purchase Price;

(d)
Not allow any permit, license, warranty, franchise or right in existence with respect to the construction, operation, use, occupancy or maintenance of the Real Property to expire, be canceled or otherwise terminate, and Seller shall assign all Warranties to Buyer at Closing and evidence such assignment by delivering warranty assignments executed by the provider of each Warranty at Closing (subject to Section 7.1(q) with respect to  Trade Contractors);

(e)
Seller shall maintain and obtain all insurance coverage as is currently in effect as of the date hereof or becomes required under Seller’s Franchise Agreement and/or Seller’s Management Agreement; Seller shall maintain in full force and effect all policies of insurance relating to the Hotel through the Closing Date, shall pay all premiums with respect thereto on or before the due date and shall not take any action or fail to take any action which would cause any such policies of insurance not to be in full force and effect;

(f)
Seller shall (i) not enter into any employment agreement, Employee Plan or union contract, with respect to the Property or the hotel without the prior written consent of Buyer and (ii) comply with all Employment Laws;

(g)	Seller shall not solicit any of Buyer’s general manager or salaried employees for a period of two (2) years after Closing. This provision shall survive the Closing for a period of two (2) years;

(h)
After Buyer deposits the Additional Deposit with Escrow Agent, then Seller shall not enter into any Service Contract without the prior written consent of Buyer (i) that is with an Affiliate of Seller or (ii) unless such Service Contract (x) is specifically required in writing by Franchisor to maintain Seller’s Franchise Agreement in good standing or (y) is specifically required by the New York City Department of Buildings and/or other governmental agencies of New York in order to continue to use and occupy the Property as a hotel.  Prior to Closing, Seller’s Manager, upon prior written notice to Buyer, may enter into Service Contracts in the ordinary course of business for the Hotel without the prior approval of Buyer provided that each such Service Contract is not with an affiliate of Seller or Seller’s Manager, is on terms consistent with the prevailing market and has a term no longer than one year.  Any such Service Contract permitted pursuant to this Section 8.7(h) shall be a “New Contract”.  Seller shall promptly provide to Buyer true, correct and complete copies of all New Contracts entered into after the date hereof.  Notwithstanding the foregoing, Seller’s Manager may enter into any Bulk Room Agreements following the date hereof without prior approval of Buyer, provided that Seller promptly provides a complete copy of each executed Bulk Room Agreement to Buyer;

(i)
Seller and Seller’s Affiliates shall use best efforts to cause each “Seller” under both of the Hotel Contracts to comply with all of the terms, covenants and conditions required to be complied with on the part of each “Seller” thereunder such that both Hotel Contracts close simultaneously, each in accordance with their respective terms and conditions;

(j)
From and after the date hereof, through the Closing Date, Seller shall maintain and operate the Hotel, at Seller’s sole cost and expense, in the same manner as comparable hotels located in the New York City metropolitan area operated by Seller’s Manager; and

(k)	Prior to Closing, Seller shall keep Seller’s Management Agreement in full force and effect.

8.8   Intentionally Deleted.

8.9   Intentionally Deleted.

8.10 Buyer’s Punch List at Closing.

(a)
Buyer shall have the right to arrange for an inspection of the Hotel with Seller and Seller’s Manager prior to Closing.  Following the inspection, Buyer shall prepare a list of items requiring correction or completion without taking into account any ordinary wear and tear as provided for in this Agreement (“Buyer’s Punch List”).  To the extent possible, Seller shall diligently pursue correction and completion of the items on the Buyer’s Punch List prior to Closing.  In the event that the Buyer’s Punch List is not completed prior to Closing, then the costs of completing the Buyer’s Punch List, as agreed to by Buyer, Seller and Seller’s Manager (with a value attributed to each item on Buyer’s Punch List), plus twenty percent (20%) of such costs (collectively, “Buyer’s Punch List Escrow”) shall be retained by the Escrow Agent from the Purchase Price at Closing .  Following Closing, Seller shall use commercially reasonable efforts to diligently pursue the correction or completion of the Buyer’s Punch List within the one hundred and eighty (180) day period subsequent to the Closing Date (“Punch List Period”).

(b)
Upon completion of all or any of the items on the Buyer’s Punch List and, if the work is related to a construction deficiency (as opposed to a Personal Property deficiency). the delivery to Buyer of a release of liens from the Contractor and any applicable subcontractor for the work in question in a form reasonably acceptable to Buyer, Seller shall submit to Escrow Agent a request for release of funds equal to the amount that corresponds with the amount allocated to the work completed plus twenty percent (20%).  A copy of the request shall be concurrently sent to Buyer indicating (i) that Seller is requesting a release of funds from the Buyer’s Punch List Escrow, (ii) the specified punch list item  completed, (iii) that the applicable releases of liens have been provided and (iv) the amount requested (“Buyer’s Punch List Claim Notice”).  Each request, if it references work pertaining to a construction deficiency,  shall also include a written statement from the Architect certifying that the punch list items for which Seller is seeking reimbursement have been completed.  If Seller delivers a Buyer’s Punch List Claim Notice to Escrow Agent and Buyer, then Buyer shall have ten (10) days following receipt of the Buyer’s Punch List Claim Notice from Seller to notify Seller and Escrow Agent that either Buyer (x) consents to Seller’s claim and to the disbursement by Escrow Agent of the amount set forth in the Buyer’s Punch List Claim Notice or (y) objects to Seller’s claim, which objection notice shall specifically state the reason for Buyer’s objection.  If Escrow Agent receives an acceptance notice from Buyer or if Buyer fails to deliver written notice within the aforementioned ten (10) day period, the Escrow Agent is authorized and directed to disburse to Seller from the Buyer’s Punch List Escrow the amount specified in Buyer’s Punch List Claim Notice.  If Escrow Agent receives an objection from the Buyer within the aforementioned ten (10) day period then the Escrow Agent shall take no further action with respect to the specific items disapproved by Buyer until Escrow Agent receives joint-written instructions by Buyer and Seller or a court order with respect to which any relevant appeal period has expired without an appeal having been taken; provided, however, that Escrow Agent shall disburse to Seller the portion of the claim relating to the punch list items that are not disapproved in Buyer’s objection letter.  A written statement from the Architect and/or Buyer’s Manager confirming that each punch list item for which Seller is seeking reimbursement has been completed to such party’s satisfaction shall be prima facie evidence of Seller’s satisfaction of the requirements for release of the amount allocated to the completed work, absent manifest error.   To the extent Seller has not satisfied the conditions for the release of any portion of the Buyer’s Punch List Escrow by the end of the Punch List Period, Buyer shall be entitled to receive such funds from Escrow Agent. If at the end of the Punch List Period, there is an outstanding Buyer’s Punch List Claim Notice which has not been paid and has not been resolved by joint written instructions or a final court order (“Outstanding Buyer’s Punch List Claim Amount”), then Escrow Agent is authorized to continue to hold Outstanding Buyer’s Punch List Claim Amount until receipt of a final court order or joint written instructions of Buyer and Seller,  and Escrow Agent shall, on the first Business Day after the Punch List Period,  disburse to Buyer the remaining balance of the Buyer’s Punch List Escrow (excluding the Outstanding Buyer’s Punch List Claim Amount), if any, without notice to or consent of Buyer or Seller.

8.11 Intentionally Deleted.

8.12 Seller’s Post Closing Escrow.

(a)	Intentionally Deleted.

(b)	Intentionally Deleted.

(c)
Seller’s Post Closing Escrow.  On the Closing Date the Escrow Agent shall hold back One Hundred and Twenty-Five Thousand Dollars ($125,000.00) under this Contract (the “Seller’s Post Closing Escrow”).  Amounts held by the Escrow Agent in the Seller’s Post Closing Escrow shall be released to Seller once the Certificate of Occupancy is secured provided that the Certificate of Occupancy is secured within the timeframe set forth in Section 8.13 below; otherwise the  amounts held by the Escrow Agent in the Seller’s Post Closing Escrow shall be released to Buyer.

(d)
Construction Warranty.  On the Closing Date, Seller shall execute and deliver and shall cause the Contractor to execute and deliver the Construction Warranty to Buyer in the form attached hereto as Exhibit G.  Buyer shall use commercially reasonable efforts to send Seller a copy of any demand made by Buyer upon the Contractor; provided, however, that any failure to send a notice shall not modify, diminish or negate any of the rights or remedies that Buyer has under this Contract.  Seller agrees to use commercially reasonable efforts to assist Buyer in resolving its claims against Contractor and that obligation shall survive Closing.

(e)	Intentionally Deleted.

8.13 Certificate of Occupancy.  Seller shall use commercially reasonable efforts to cause the Certificate of Occupancy for the Hotel to be issued to Buyer as soon as possible following the Closing, but in any event within eighteen (18) months from the Closing Date.  Seller shall employ an expediter following Closing, at Seller’s sole cost and expense, reasonably acceptable to Buyer, to assist in the issuance of the Certificate of Occupancy and Seller’s employment of such expediter will only terminate after such Certificate of Occupancy has been issued to Buyer.

8.14  Indemnification

(a)
Indemnification of Buyer.  Without in any way limiting or diminishing the warranties, representations or agreements herein contained or the rights or remedies available to Buyer for a breach hereof, Seller hereby agrees, for the Survival Period (and for the Bulk Sale Survival Period with respect to subsection (v) below only), to indemnify, defend and hold harmless Buyer and its respective designees, successors and assigns from and against all losses, judgments, liabilities, claims, damages or expenses (including reasonable attorneys’ fees and disbursements) of every kind, nature and description in existence before, on or after Closing, whether known or unknown, absolute or contingent, joint or several, arising out of or relating to:

(i)          any claim made or asserted against Buyer or against the Property by a creditor of Seller;

(ii)         the breach of any representation, warranty, covenant or agreement of Seller contained in this Contract which expressly survives Closing or the earlier termination of this Contract;

(iii)        any liability or obligation of Seller not expressly assumed by Buyer pursuant to this Contract;

(iv)        the conduct, use and operation of the Real Property by or on behalf of Seller prior to Closing; and

(v)         Seller’s Bulk Sale Covenant in accordance with Section 7.1(n).

(b)
Indemnification of Seller.  Without in any way limiting or diminishing the warranties, representations or agreements herein contained or the rights or remedies available to Seller for a breach hereof, Buyer hereby agrees, with respect to this Contract, to indemnify, defend and hold harmless Seller from and against all losses, judgments, liabilities, claims, damages or expenses (including reasonable attorneys’ fees) of every kind, nature and description in existence before, on or after Closing, whether known or unknown, absolute or contingent, joint or several, arising out of or relating to:

(i)          the breach of any representation, warranty, covenant or agreement of Buyer contained in this Contract which expressly survives Closing; and

(ii)         any liability or obligation of Buyer expressly assumed by Buyer at Closing.

(c)
Indemnification Procedure for Claims of Third Parties.  Indemnification, with respect to claims resulting from the assertion of liability by those not parties to this Contract (including governmental claims for penalties, fines and assessments), shall be subject to the following terms and conditions:

(i)          The party seeking indemnification (the “Indemnified Party”) shall give prompt written notice to the party or parties from which it is seeking indemnification (the “Indemnifying Party”) of any assertion of liability by a third party which might give rise to a claim for indemnification based on the foregoing provisions of this Section 8.14, which notice shall state the nature and basis of the assertion and the amount thereof, to the extent known; provided, however, that no delay on the part of the Indemnified Party in giving notice shall relieve the Indemnifying Party of any obligation to indemnify unless (and then solely to the extent that) the Indemnifying Party is materially prejudiced by such delay.

(ii)         If in any action, suit or proceeding (a “Legal Action”) the relief sought is solely the payment of money damages, and if the Indemnifying Party specifically agrees in writing to indemnify such Indemnified Party with respect thereto and demonstrates to the reasonable satisfaction of such Indemnified Party its financial ability to do so, the Indemnifying Party shall have the right, commencing thirty (30) days after such notice, at its option, to elect to settle, compromise or defend, pursuant to this paragraph, by its own counsel and at its own expense, any such Legal Action involving such Indemnified Party’s asserted liability.  If the Indemnifying Party does not undertake to settle, compromise or defend any such Legal Action, such settlement, compromise or defense shall be conducted in the sole discretion of such Indemnified Party, but such Indemnified Party shall provide the Indemnifying Party with such information concerning such settlement, compromise or defense as the Indemnifying Party may reasonably request from time to time.  If the Indemnifying Party undertakes to settle, compromise, or defend any such asserted liability, it shall notify such Indemnified Party in writing of its intention to do so within thirty (30) days of notice from such Indemnified Party provided above.

(iii)        Notwithstanding the provisions of the previous subsection of this Contract, until the Indemnifying Party shall have assumed the defense of the Legal Action, the defense shall be handled by the Indemnified Party.  Furthermore, (x) if the Indemnified Party shall have reasonably concluded that there are likely to be defenses available to it that are different from or in addition to those available to the Indemnifying Party; (y) if the Legal Action involves other than money damages and seeks injunctive or other equitable relief; or (z) if a judgment against Buyer, as the Indemnified Party, in the Legal Action will, in the good faith opinion of Buyer, establish a custom or precedent which will be adverse to the best interests of the continuing business of the Hotel, the Indemnifying Party, shall not be entitled to assume the defense of the Legal Action and the defense shall be handled by the Indemnified Party.  If the defense of the Legal Action is handled by the Indemnified Party under the provisions of this subsection, the Indemnifying Party shall pay all legal and other expenses reasonably incurred by the Indemnified Party in conducting such defense.

(iv)        In any Legal Action initiated by a third party and defended by the Indemnified Party (w) the Indemnified Party shall have the right to be represented by advisory counsel and accountants, at its own expense, (x) the Indemnifying Party shall keep the Indemnified Party fully informed as to the status of such Legal Action at all stages thereof, whether or not the Indemnified Party is represented by its own counsel, (y) the Indemnifying Party shall make available to the Indemnified Party and its attorneys, accounts and other representatives, all reasonably necessary books and records of such Indemnifying Party relating to such Legal Action and (z) the parties shall render to each other such assistance as may be reasonably required in order to ensure the proper and adequate defense of such Legal Action.

(v)         In any Legal Action initiated by a third party and defended by the Indemnifying Party, the Indemnifying Party shall not make settlement of any claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld.  Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement involving injunctive or other equitable relief against Buyer or its respective assets, employees, Affiliates or business, or relief which Buyer reasonably believes could establish a custom or precedent which will be adverse to the best interests of its continuing business.

ARTICLE IX
SELLER’S AND BUYER’S CONDITIONS TO CLOSING

9.1   Conditions to Obligations of Seller.  The obligations of Seller under this Contract to sell the Property and consummate the other transactions contemplated hereby shall be subject to the satisfaction of the following conditions on or before the Closing Date, except to the extent that any of such conditions may be waived by Seller in writing at Closing in Seller's sole and absolute discretion.

(a)
All representations and warranties of Buyer contained in Section 7.2 shall be true and correct as of the Closing Date, with the same force and effect as if such representations and warranties were made anew as of the Closing Date, and Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Contract to be performed or complied with by Buyer on or prior to the Closing Date.

(b)	Buyer shall have delivered the Purchase Price to Escrow Agent as and when required on or prior to Closing.

(c)	Buyer shall have delivered or caused to be delivered to Seller the documents and instruments required to be delivered by Buyer pursuant to Section 10.3 of this Contract.

(d)
If Buyer elects to do so and notifies Seller prior to Closing, Seller shall cause the Seller’s Management Agreement for the Hotel to be terminated at Closing, and shall deliver to Buyer at Closing written evidence of such termination. The Buyer shall be responsible for all costs and fees in connection with such termination.

9.2 Termination for Failure of a Seller’s Condition.  In the event Seller shall elect not to close due to the failure of any one or more of the conditions precedent to Seller's obligation to sell set forth in Section 9.1 which has not been waived by Seller in writing in Seller's sole and absolute discretion, Seller may immediately terminate this Contract by notifying Buyer in writing on the Closing Date.   Promptly following receipt of such written notice, the Escrow Agent shall return the Earnest Money Deposit to Seller and this Contract shall terminate, and Seller and Buyer shall be relieved of all other rights, obligations and liabilities hereunder except as to any provision specifically deemed to survive termination of this Contract.

9.3   Conditions to Obligations of Buyer.  The obligations of Buyer under this Contract to purchase the Property and consummate the other transactions contemplated hereby shall be subject to the satisfaction of the following conditions on or before the Closing Date, except to the extent that any of such conditions may be waived by Buyer in writing at Closing in the Buyer's sole and absolute discretion.

(a)	Seller shall have obtained either a Certificate of Occupancy or the Temporary Certificate of Occupancy at the time of Closing.

(b)
Seller must have completed construction, furnished and opened each “Hotel” under both of the Hotel Contracts in accordance with (i) the “Plans” (as defined in each Hotel Contract), which shall be evidenced by a completion certificate on a standard AIA form (including a certification of compliance with all laws including ADA), completed and executed by the Architect and including the certification that direct connection has been made to all appropriate utility facilities, (ii) the contracts with Contractor and Construction Manager and (iii) the Brand Standards.

(c)	Seller shall have furnished the Hotel with all of FF&E and OS&E in accordance with Seller’s Franchise Agreement.

(d)	Seller shall have delivered to Buyer title to the Real Property at Closing in accordance with Section 4.2.

(e)	Intentionally Deleted.

(f)	Seller shall have delivered or caused to be delivered to the Buyer the documents and instruments required to be delivered by the Seller pursuant to Section 10.2 of this Contract.

(g)	Seller and/or its Affiliates have performed the obligations of each “Seller” under all the Hotel Contracts.

(h)	Seller has executed and delivered the Voluntary Termination of License Agreement to Franchisor.

(i)
All representations and warranties of Seller contained in Section 7.1 shall be true and correct as of the Closing Date, with the same force and effect as if such representations and warranties were made anew as of the Closing Date, and Seller shall have performed and complied in all material respects with all covenants and agreements required by this Contract to be performed or complied with by Seller on or prior to the Closing Date.

(j)	Intentionally Deleted.

(k)	The Title Company is prepared to issue a Title Policy to Buyer in accordance with the terms of this Contract.

(l)
Buyer has received an Approval Letter, which Approval Letter is in full force and effect and has not been otherwise modified or rescinded by Franchisor, and Buyer has executed and submitted a New Franchise License to Franchisor which is acceptable to Buyer in Buyer’s sole discretion.

(m)	Seller has delivered to Buyer an executed copy of the Right to First Offer Agreement in substantially the same form as set forth in Exhibit K.

9.4   Termination for Failure of a Buyer’s Condition.  In the event Buyer shall elect not to close due to the failure of any one or more of the conditions precedent to Buyer's obligation to consummate this transaction set forth in Section 9.3 which has not been waived by Buyer in writing in Buyer's sole and absolute discretion, Buyer shall so notify Seller in writing specifying the unfulfilled condition(s), and Buyer shall elect to (i) terminate the Contract in which case Seller shall be obligated to pay and comply with the Buyer’s Terms or (ii) postpone the Closing pursuant to Section 10.1 during which time Seller shall diligently pursue the cure of any failed condition(s) within Seller’s reasonable control.  Notwithstanding this Section 9.4, in the event that a failure of any one or more of the conditions precedent to Buyer's obligation to consummate this transaction set forth in Section 9.3 is also a default by Seller under this Contract then all rights and remedies provided under this Contract, including those under Section 14.2, shall be available to Buyer.

ARTICLE X
CLOSING AND CONVEYANCE

10.1                 Closing.  Subject always to the satisfaction of the conditions in Sections 9.1 and 9.3, the closing of the purchase and sale of the Property (the “Closing”) shall occur on a date selected by Buyer on at least five (5) days prior written notice to Seller, which date shall be in no event be later than December 31, 2009, time being of the essence (the “Closing Date”). If Closing does not occur on or before December 31, 2009 other than due to Seller’s default or a postponement due to the operation of Sections 9.4,  13.3 or 16.17, this Agreement shall, at the option of Seller, terminate upon written notice to Buyer at which time neither party shall have any obligations under this Agreement except those that expressly survive its termination.

(a)	Intentionally Deleted.

(b)	Intentionally Deleted.

(c)	Intentionally Deleted.

10.2                Seller’s Deliveries.  At Closing, Seller shall deliver to Buyer the following, and, as appropriate, all instruments shall be properly executed and acknowledged (the terms, provisions and conditions of all instruments not attached hereto as Exhibits shall be mutually agreed upon by Buyer and Seller prior to Closing~~)~~ in their respective reasonable discretion).

(a)	Deed. A Bargain and Sale Deed with covenants conveying to Buyer fee simple title to the Real Property in the form attached hereto as Exhibit F (the “Deed”).

(b)
Bill of Sale.  A bill of sale to Buyer conveying title to the Tangible Personal Property in the form attached hereto as Exhibit I free and clear of any lien, sales tax or encumbrance other than Permitted Exceptions, and containing a general warranty of title, together with delivery of all said items to Buyer.

(c)
General Assignment.  A general assignment of all of Seller’s right, title and interest in and to all Service Contracts, Records, Warranties, Defect Claims,  Permits and Licenses, Leases, Tradenames,  the Plans and all Intangible Property applicable to the Hotel, including any rights of Seller under Seller’s construction contract with the Contractor (but not any obligations under such construction contract), in the form attached hereto as Exhibit H (the “General Assignment”) free and clear of any lien or encumbrance, together with written evidence satisfactory to Buyer of any required third party consent to such assignment.  Seller will deliver all original Service Contracts and Leases, if any, which Buyer has elected to assume; all Warranties, Permits and Licenses, including the Temporary and Certificate of Occupancy for the Property allowing legal occupancy of the Hotel as a hotel; and any Seller FF&E and Seller OS&E required under this Contract and any repairs and additions thereto; permits, approvals and licenses issued by all appropriate governmental authorities and fire underwriting organizations with respect to the construction and use of the Real Property or any part thereof; and any copies of the Plans.

(d)	FIRPTA; 1099. A FIRPTA Affidavit or Transferor’s Certificate of Non-Foreign Status as required by Section 1445 of the Internal Revenue Code and an IRS Form 1099.

(e)
Title Company Documents.  All affidavits, gap and other indemnity agreements and other documents reasonably required by the Title Company to deliver the Title Policy required to be delivered at Closing under this Contract.

(f)
Possession; Estoppel Certificates.  An estoppel certificate from Contractor in the form attached hereto as Exhibit T and an estoppel certificate from Architect in the form attached hereto as Exhibit U, each of which shall be dated no more than five (5) Business Days prior to the Closing Date.

(g)	Certificate Updating Representations. A certificate from Seller certifying that all representations and warranties of Seller contained in this Contract are true and correct as of the Closing Date.

(h)
Authority Documents.  Certified copy of resolutions of the partners, members or other applicable constituent owners of Seller authorizing the sale of the Property contemplated by this Contract, and/or other evidence reasonably satisfactory to Buyer and the Title Company that the person or persons executing the closing documents on behalf of Seller have full right, power and authority to do so, along with a certificate of good standing of Seller from the State in which the Property is located.

(i)
Plans, Keys, Records, Etc.  To the extent not previously delivered to and in the possession of Buyer, Plans, Service Contracts, Leases, Permits and Licenses, all Records, which shall be organized, bound and labeled, all keys (which keys shall be properly tagged for identification), combinations and passwords for the Hotel and its equipment.

(j)
Settlement Statement.  An executed counterpart to the closing statement setting forth all adjustments and prorations and other costs to be paid in connection with the transactions contemplated herein in accordance with this Contract (the “Settlement Statement”).

(k)
Tax Returns.  All state, city, county and local transfer tax returns and sales tax returns required to be filed in connection with the performance of the parties’ obligations under this Contract at Closing pursuant to applicable laws or this Contract together with all required payments thereon, including a New York State TP-584 transfer tax form and a New York City RPT transfer tax form and sales tax form with respect to the payment of the applicable taxes relating to the Purchase Price allocated to Tangible Personal Property and Intangible Property relating to the Property pursuant to Section 2.3.

(l)
Miscellaneous.  Such other instruments as are contemplated by this Contract to be executed or delivered by Seller, reasonably required by Buyer or the Title Company, or customarily executed in New York, to effectuate the conveyance of the Property, with the effect that, after the Closing, Buyer will have succeeded to all of the rights, titles, and interests of Seller related to the Property and Seller will no longer have any rights, titles, or interests in and to the Property.

(m)
Municipality Documents.  All certificates, affidavits and other agreements which are required to be delivered to or by any state, county or city municipality under Legal Requirements, including all certificates, affidavits and other agreements required to effectuate the conveyance of the Property to Buyer and/or record the Deed.

(n)	Sales Tax. Payment by certified funds to the applicable governmental or taxing authority for the sales tax due pursuant to Section 2.3.

(o)	Construction Warranty. An executed Construction Warranty.

(p)	Assignment of Leases. If there are any Leases to be assigned, then Seller’s executed counterpart signature page to the Assignment of Leases, the form of which is attached hereto as Exhibit J.

(q)	Warranty. Warranty assignment acknowledgement from the provider of each Warranty for all Warranties (subject to Section 7.1(q) with respect to Trade Contractors).

(r)	Voluntary Termination of License Agreement. An executed Voluntary Termination of License Agreement to Franchisor at Closing.

(s)	Operational Items and Accounts. All hotel inventory, cash on hand and accounts and all other items used in the operation of the Hotel.

(t)	Settlement Statement. Seller’s executed counterpart signature page to the Settlement Statement.

10.3                 Buyer’s Deliveries.  At Closing of the Hotel, Buyer shall deliver the following:

(a)	Purchase Price. The balance of the Purchase Price, adjusted pursuant to the terms hereto.

(b)
Authority Documents.  Certified copy of resolutions of the partners, members or the other applicable constituent owners of Buyer authorizing the purchase of the Hotel contemplated by this Contract, and/or other evidence reasonably satisfactory to Seller and the Title Company that the person or persons executing the closing documents on behalf of Buyer have full right, power and authority to do so.

(c)
Miscellaneous.  Such other instruments as are contemplated by this Contract to be executed or delivered by Buyer, reasonably required by Seller or the Title Company, or customarily executed in New York, to effectuate the conveyance of the Property, with the effect that, after the Closing, Buyer will have succeeded to all of the rights, titles, and interests of Seller related to the Property and Seller will no longer have any rights, titles, or interests in and to the Property; provided, however, that in no event shall Buyer be deemed to have assumed any obligations or liabilities of Seller unless Buyer has expressly agreed in writing to assume the same.

(d)	Settlement Statement. An executed counterpart to the Settlement Statement.

(e)
Tax Returns.  All state, city, county and local transfer tax returns and sales tax returns required to be filed in connection with the performance of the parties’ obligations under this Contract at Closing pursuant to applicable laws or this Contract, including a New York State TP-584 transfer tax form and a New York City RPT transfer tax form and sales tax form with respect to the payment of the applicable taxes relating to the Purchase Price allocated to Tangible Personal Property and Intangible Property relating to the Property pursuant to Section 2.3.

(f)
Certificate Updating Representations.  A certificate or Buyer certifying that all representations and warranties of Buyer contained in this Contract are true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date.

(g)	General Assignment. Buyer’s executed counterpart signature page to the General Assignment.

(h)	Assignment of Leases. If there are any Leases to be assigned, then Buyer’s executed counterpart signature page to the Assignment of Leases.

(i)	New Franchise License. Buyer’s executed counterpart signature page to the New Franchise License.

(j)	Settlement Statement. Buyer’s executed counterpart signature page to the Settlement Statement.

ARTICLE XI
COSTS

All Closing costs shall be paid as set forth below:

11.1                Seller’s Costs.  In connection with the sale of the Property contemplated under this Contract, Seller shall be responsible for (a) all state, city and county real estate transfer taxes and fees, (b) zero percent (0%) of any applicable taxes relating to the Purchase Price allocated to Tangible Personal Property and Intangible Property relating to the Property pursuant to Section 2.3, (c) the costs related to the termination of the Seller’s Franchise Agreement as provided in Section 5.1, (d) the costs and expenses of Seller’s attorneys, accountants, appraisers and other professionals, consultants and representatives, (e) payment of all prepayment penalties and other amounts payable in connection with the pay-off of any liens and/or indebtedness encumbering the Property, including Seller Liens, (f) zero percent (0%) of the cost of the Title Policy and Finance Provider’s loan policy and (g) zero percent (0%) of any normal and customary escrow fees by the Title Company.

11.2                Buyer’s Costs.  In connection with the purchase of the Property contemplated under this Contract, Buyer shall be responsible for (a) the costs and expenses of its attorneys, accountants and other professionals, consultants and representatives, (b) the costs and expenses in connection with the preparation of any environmental report, any update to the survey and the costs and expenses of preparation of the title insurance commitment, (c) one hundred percent (100%) of the cost of the Title Policy, (d) recording charges, (e) intentionally deleted; (f) any attorney fees associated with the assignment of Seller’s Existing Mortgage to Buyer and (g) one hundred percent (100%) of any normal and customary escrows fees by the Title Company and (h) one hundred percent (100%) of any applicable taxes relating to the Purchase Price allocated to Tangible Personal Property and Intangible Property relating to the Property pursuant to Section 2.3.

11.3                Other Costs.  All other fees, costs and expenses not expressly addressed in Section 11.1 or Section 11.2 or elsewhere in this Contract shall be allocated between Seller and Buyer in accordance with applicable local custom for transactions involving similar hotel properties.

ARTICLE XII
ADJUSTMENTS

12.1                Adjustments .  Unless otherwise provided herein, at Closing, adjustments between the parties of income and expenses related to the Property shall be made as of 11:59 p.m. on the day immediately preceding the Closing Date (“Apportionment Date”), except as expressly set forth below.  All of such adjustments and allocations shall be made in cash at Closing and shall be collected through and/or adjusted in accordance with the terms of the Contract.  Except as otherwise expressly provided herein, all apportionments and adjustments shall be made on an accrual basis in accordance with generally accepted accounting principles.

(a)
Taxes.  All real estate taxes, personal property taxes, or any other taxes and special assessments (special or otherwise) of any nature upon the Property levied, assessed or pending for the calendar year in which the Closing occurs (including the period prior to Closing, regardless of when due and payable) shall be prorated as of the Apportionment Date, paid at Closing if required by the Title Company in order to omit such taxes from the Title Policy, and, if no tax bills or assessment statements for such calendar year are available, such amounts shall be estimated on the basis of the best available information for such taxes and assessments that will be due and payable on the Property for the calendar year in which Closing occurs, but in no event shall taxes be estimated at less than 110% of the previous year, with an adjustment between Buyer and Seller promptly after the actual tax bills and/or assessment statements become available, provided that any delinquency or late fees shall not be apportioned and shall remain solely the Seller’s obligation.  Notwithstanding anything else in this agreement, all unemployment compensation taxes shall be the sole responsibility of Seller and shall not be apportioned to Buyer in any way.

(b)
Utilities.  All suppliers of utilities shall be instructed to read meters or otherwise determine the charges owing as of the Closing Date for services prior thereto, which charges shall be allocated to Seller.  Charges accruing on and after the Closing Date shall be allocated to Buyer.  If elected by Seller, Seller shall be given credit, and Buyer shall be charged, for any utility deposits transferred to and received by Buyer at Closing.

(c)
Revenues.  All revenues (whether collected or not) from the rental of guestrooms and from food and beverage and other sales or services posted to a guest room account through 11:59 pm on the Apportionment Date shall belong to Seller.  After this time all revenues from the rental of guestrooms and other sales or services posted to a guest room account shall belong to Buyer.  For purpose of these apportionments, the hotel personnel shall promptly post all charges as they are incurred.  Guestroom rental charges of those guests who check-in on the Apportionment Date shall be deemed incurred at check-in.  Revenues from any meeting room occupied, but vacated prior to midnight of the Apportionment Date shall belong to Seller.  Revenues from any meeting room that was not occupied until after this time shall belong to Buyer.  Revenues for any meeting room that was occupied by the same customer on both the Apportionment Date and the Closing Date shall be allocated between the Seller and Buyer based on the number of hours on each such date that the room was occupied and unavailable for rental to other customers.

(d)
Sales Taxes.  All sales, use and occupancy taxes, if any, due or to become due in connection with revenues from the Hotel apportioned or allocated to Seller in accordance with Section 12.1(c) shall be paid by Seller, and all sales, use and occupancy taxes due or to become due in connection with revenues apportioned or allocated to Buyer in accordance with Section 12.1(c) shall be paid by Buyer.  Seller and Buyer shall each indemnify the other from and against any liability for unpaid sales, use or occupancy tax resulting from the indemnifying party’s failure to make the payments required under this Section 12.1(d).

(e)	Receivables. Buyer shall purchase the entire book of accounts at 95% of the account balance.

(f)
House Banks.  Buyer shall purchase the petty cash funds and cashiers’ banks (“House Banks”) at the cash value of the House Banks, as determined by Seller and Buyer jointly, provided that Buyer shall only purchase cash on hand and shall in no event purchase any receipts pursuant to this Section 12.1(f).

(g)
Accounts Payable.  Seller shall retain and be responsible for the payment of all accounts payable and other debts and liabilities of Seller or otherwise relating to the Hotel, which have accrued prior to the Closing, whether or not invoiced (“Accounts Payable”), except to the extent Buyer has received a credit for any such item under this Section 12.1.  The parties acknowledge and agree that except as may be expressly set forth in this Contract, Buyer is in no way assuming any responsibility for the payment of any Accounts Payable of Seller.

(h)
Bookings, Advance Deposits, etc.  All income generated by the Hotel, including receipts from guest room or suite rentals, all prepaid rentals, room rental deposits, and all other deposits for advance registration on or after the Closing Date, whether received during the period before the Closing Date or to be received during the period on and after the Closing Date, shall belong to Buyer without any proration, setoff or adjustment at Closing.

(i)
Guests.  As of 12:01 a.m. of the Closing Date, all Hotel guests reflected on the hotel ledger (including direct bill guests), shall be checked out by Seller (who may process the account charges for collection), and shall be re-checked in by Buyer (from which time all such accounts shall be invoiced by and belong to Buyer).  The Buyer shall be entitled to all revenues (whether collected or not), including, without limitation, the room rental and other charges for the night immediately preceding the Closing Date.  The Seller shall collect and pay all room and other tax surcharges on all of the foregoing accounts checked out by Seller and for all check out occurring prior to the Closing.

(j)
Guest Baggage/Safe Deposit Boxes.  On the Closing Date, authorized representatives of Seller and Buyer shall take inventory of all baggage suitcases, luggage, valises and trunks of Hotel guests checked or left in the care of Seller and all items designed as lost and found by the Seller and all contents on the safe deposit boxes maintained exclusively by the Hotel but no such baggage, suitcases, luggage, valises, trunk items or safe deposit boxes shall be opened.

(k)
Employee Wages and Other Compensation.  On or before the Closing Date, Seller shall pay or cause to be paid (i) all unpaid wages or salaries (including any earned but unused vacation days accrued, irrespective of whether such vacation days are actually vested) of the personnel employed to operate the Hotel (“Employees”); (ii) any employment taxes or government levies on item (i) above; and (iii) any retirement plan payments, medical insurance payments or other similar deductions.  Hereinafter, (i) through (iii) above shall be referred to as the “Seller’s Employee Payment”.  Seller shall be responsible for Seller’s Employee Payment accruing (i) through the Closing Date for housekeeping and laundry service Employees, (ii) through the posted check-out time for front desk employees, (iii) through 7:00 am on the Closing Date for the night auditor and security force, and (iv) through 11:59 pm on the Apportionment Date for all other Employees.  From these timeframes forward, Purchaser shall be responsible for these expenses. If all or any portion of the housekeeping or laundry service is subcontracted, Seller shall be responsible for such costs through the Closing Date.

(l)
Other Costs.  All other costs attributable to the period before the Closing Date, including the cost of property and liability insurance incurred by Seller, shall be allocated to Seller, and all costs attributable to the period on and after the Closing Date shall be allocated to Buyer.

(m)
Seller’s Acknowledgement.  It is expressly acknowledged and agreed by Seller that Buyer has no intention of assuming, and does not and will not, in any way, assume, undertake, agree to perform or accept responsibility for any debts, liabilities or obligations of Seller of any kind whatsoever, whether absolute, contingent or otherwise, known or unknown, pending or threatened, concerning the Property or otherwise, other than liabilities and obligations that Buyer expressly assumes under the terms of this Contract or under any of the documents executed by Buyer at the Closing, including the Existing Contracts and the New Contracts.  Seller shall remain fully and solely responsible for the satisfaction of all of Seller’s own liabilities and obligations, absolute, contingent or otherwise, known or unknown, liquidated or unliquidated, pending or threatened, whether incurred before or after the Closing Date, except as aforesaid. Likewise, Seller shall not assume or be liable for any liabilities of Buyer from and after the date of Closing, and Buyer shall remain fully and solely responsible and liable for the same.

12.2                 Reconciliation and Final Payment.  Seller and Buyer shall reasonably cooperate after Closing to make a final determination of the allocations and prorations required under this Contract within sixty (60) days after the Closing Date.  Upon the final reconciliation of the allocations and prorations under this Section 12.2, the party which owes the other party any sums hereunder shall pay such party such sums within ten (10) days after the reconciliation of such sums.  The obligations to calculate such prorations make such reconciliations and pay any such sums shall survive the Closing.

ARTICLE XIII
CASUALTY AND CONDEMNATION

13.1                 Risk of Loss; Notice.  Prior to Closing and the delivery of possession of the Property to Buyer in accordance with this Contract, all risk of loss to the Property (whether by casualty, condemnation or otherwise) shall be borne by Seller.  In the event that (a) any loss or damage to the Property shall occur prior to the Closing Date as a result of fire or other casualty, or (b) Seller receives notice that a governmental authority has initiated or threatened to initiate a condemnation proceeding affecting the Hotel, Seller shall give Buyer immediate written notice (a “Casualty/Condemnation Notice”) of such loss, damage or condemnation proceeding (which notice shall include a certification of (i) the amounts of insurance coverage in effect with respect to the loss or damage and (ii) if known, the amount of the award to be received in such condemnation).

13.2                 No Settlement of Claims.  Seller shall not adjust or settle any claims in connection with any casualty or proposed taking or enter into any construction or other contract for the repair or the restoration of the Property without Buyer’s prior written consent, which consent shall not be unreasonably withheld or delayed; provided however, Buyer’s prior consent shall not be required for any action that Seller shall elect to take in order to repair or remediate any condition which poses a danger to the health and welfare of any hotel guests, employees and/or the general public or if the action to repair or remediate is less than Five Hundred Thousand Dollars ($500,000.00) in the aggregate.

13.3                 Buyer’s Termination Right.  If, prior to Closing and the delivery of possession of the Property to Buyer in accordance with this Contract, (a) any condemnation proceeding shall be pending against a substantial portion of the Hotel or (b) there is any substantial casualty loss or damage to the Hotel, Buyer shall have the option to terminate this Contract, provided Buyer delivers written notice to Seller of its election within twenty (20) days after the date Seller has delivered to Buyer a Casualty/Condemnation Notice as provided above, and in which case the Earnest Money Deposit shall be returned to Buyer and the parties shall have no further obligations other than those which expressly survive this Contract.   In the context of condemnation, “substantial” shall mean condemnation of such portion of the Hotel (or access thereto) as could, in Buyer’s reasonable judgment, render use of the remainder impractical or unfeasible for the uses herein contemplated, and, in the context of casualty loss or damage, “substantial” shall mean a loss or damage in excess of One Million Dollars ($1,000,000) or loss of the access to the Hotel.  In the event that Buyer has the right to terminate this Contract under this Section 13.3 but elects not to do so, Seller agrees to pay to Buyer at the Closing all insurance proceeds or condemnation awards which Seller has received as a result of the same, plus an amount equal to the insurance deductible, and assign to Buyer all insurance proceeds and condemnation awards payable as a result of the same, in which event the Closing shall occur without Seller replacing or repairing such damage.  In the case of damage, casualty or condemnation which is not substantial, Buyer may elect to (i) adjourn the Closing until the Property has been so repaired and restored by Seller at Seller’s sole cost and expense or (ii) receive payment from Seller at the Closing of all insurance proceeds or condemnation awards which Seller has received as a result of the same, plus an amount equal to the insurance deductible, and assignment of all insurance proceeds and condemnation awards payable as a result of the same, in which event the Closing shall occur without Seller replacing or repairing such damage.  Notwithstanding the foregoing, Buyer’s prior consent shall not be required for any action that Seller shall elect to take in order to repair or remediate any condition which poses a danger to the health and welfare of any hotel guest, employee and/or general public or if the cost of all such actions to repair or remediate is less than Five Hundred Thousand Dollars ($500,000.00) in the aggregate.

ARTICLE XIV
DEFAULT REMEDIES

14.1                 Buyer Default.  If Buyer defaults in the performance of any of its obligations to be performed on the Closing Date under this Contract and such default continues for ten (10) days following written notice from Seller and Closing does not occur as a result thereof, then at Seller’s election by written notice to Buyer and as Seller’s sole and exclusive remedy on account of such default, Seller may terminate this Contract by written notice to Buyer at any time prior to completion of a cure of such default, in which event the Earnest Money Deposit, shall be paid to and retained by the Seller  as liquidated damages for Buyer’s default or failure to close and not as a penalty, and both Buyer and Seller shall thereupon be released from all obligations hereunder except those which expressly survive the termination of this Contract.  Seller and Buyer agree that Seller’s damages resulting from Buyer’s default are difficult, if not impossible, to determine and the Earnest Money Deposit is a fair estimate of those damages which has been agreed to in an effort to cause the amount of such damages to be certain.  Buyer shall not be responsible for any consequential or special damages under any circumstances.

14.2                 Seller Default.  If Seller defaults under this Contract and such default continues for ten (10) days following written notice from Buyer, Buyer shall elect in writing within thirty (30) days thereafter, as Buyer’s sole and exclusive remedy hereunder: (i) to terminate this Contract by written notice delivered to Seller, in which event Seller shall be obligated to pay and comply with Buyer’s Terms or (ii) to seek specific performance of this Agreement without adjustment of the Purchase Price except as set forth elsewhere in this Contract.

14.3                 Attorneys’ Fees.  Anything to the contrary herein notwithstanding, if Buyer or Seller shall incur attorneys’ fees in the enforcement of its rights pursuant to this Contract because of the default of the other party, and the non-defaulting party is successful in enforcing such rights, then the defaulting party shall reimburse the non-defaulting party for the non-defaulting party’s reasonable attorneys’ fees, costs and expenses.

ARTICLE XV
NOTICES

All notices required herein shall be deemed to have been validly given, as applicable:  (i) if given by telecopy, when the telecopy is transmitted to the party’s telecopy number specified below and confirmation of complete receipt is received by the transmitting party prior to 6:00 P.M. New York City local time on the day that it is transmitted or on the next Business Day if not confirmed prior to 6:00 P.M. New York City local on the day that it is transmitted, or (ii) if hand delivered to a party via hand delivery, by certified mail, return receipt requested, postage prepaid, or by recognized and reputable commercial overnight delivery service marked for next day delivery, the date on which notice shall be received or refused:

If to Buyer:	c/o Hersha Hospitality Trust
Penn Mutual Towers
510 Walnut Street
Philadelphia, PA 19106
Attn:  Ashish R. Parikh
Fax No. 215-238-0157

Copy to:	Cozen O’Connor
1900 Market Street
Philadelphia, PA 19103
Attn: Robert A. Silverman, Esq.
Fax No. 215-701-2161

If to Seller:	Metro Eleven Hotel, LLC
420 Great Neck Road
Great Neck, New York
Attn: Brian Wrynn, Esq.
Fax No. 516-773-9301

If to Escrow Agent:	Attn: Michael Sasso
First American title Insurance Company of New York
333 Earle Ovington Blvd.
Uniondale, NY  11553
Fax No. 516-832-3299

Addresses may be changed by the parties hereto by written notice in accordance with this Article XV.

ARTICLE XVI
MISCELLANEOUS

16.1                 Binding Effect; Assignment.  This Contract shall be binding upon and shall inure to the benefit of each of the parties hereto, their respective successors and assigns.

16.2                 Entire Agreement.  This Contract, the Other Hotel Contract and the exhibits and schedules attached hereto constitute the sole, final and entire agreement between Buyer and Seller with respect to the subject matter hereof and are intended to be an integration of all prior negotiations and understandings.  Buyer, Seller and their respective agents shall not be bound by any terms, conditions, statements, warranties or representations, oral or written, not contained herein. No modification of this Contract shall be binding unless signed by both Buyer and Seller.  Each party reserves the right to waive any of the terms or conditions of this Contract which are for their respective benefit and to consummate the transactions contemplated by this Contract in accordance with the terms and conditions of this Contract which have not been so waived.  Any such waiver must be in writing signed by the party for whose benefit the provision is being waived.

16.3                 Governing Law.  The validity, construction, interpretation and performance of this Contract shall in all ways be governed and determined in accordance with the laws of the State of New York (without regard to conflicts of law principles).

16.4                 Captions.  The captions used in this Contract have been inserted only for purposes of convenience and the same shall not be construed or interpreted so as to limit or define the intent or the scope of any part of this Contract.

16.5                 Confidentiality.  Except as either party may reasonably determine is required by law (including without limitation laws and regulations applicable to Buyer or its Affiliates who may be public companies):  (i) prior to Closing, Buyer and Seller shall not disclose the existence of this Contract or their respective intentions to purchase and sell the Property or generate or participate in any publicity or press release regarding this transaction, except to Buyer’s and Seller’s legal counsel, employees and prospective and actual lenders and investors, Buyer’s consultants and agents, Seller’s Manager, Seller’s Existing Finance Provider, Finance Provider, Buyer’s Manager, the Franchisor and the Title Company (collectively, “Buyer’s and Seller’s Agents”) except as necessitated by Buyer’s Due Diligence Examination; provided, however, Buyer and Seller shall make Buyer’s and Seller’s Agents, as applicable, aware of this confidentiality provision at the time of such disclosure and instruct Buyer’s and Seller’s agents to comply with this provision, unless both Buyer and Seller agree in writing and as necessary to effectuate the transactions contemplated hereby; provided, however that Seller, if asked, may disclose that the Property is under contract for sale provided that none of the terms of the Contract (including the identity of the Buyer) are disclosed and (ii) following Closing, the parties shall coordinate any public disclosure or release of information related to the transactions contemplated by this Contract, and no such disclosure or release shall be made without the prior written consent of Buyer and Seller, and no press release shall be made without the prior written approval of Buyer and Seller.   This Section 16.5 shall survive Closing or the termination of this Contract.

16.6                 Closing Documents.  To the extent any Closing documents are not attached hereto at the time of execution of this Contract, Buyer and Seller shall negotiate in good faith with respect to the form and content of such Closing documents prior to Closing.

16.7                 Counterparts.  This Contract may be executed in counterparts by the parties hereto, and by facsimile signature, and each shall be considered an original and all of which shall constitute one and the same agreement.

16.8                 Severability.  If any provision of this Contract shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Contract but shall be confined in its operation to the provision or provisions hereof directly involved in the controversy in which such judgment shall have been rendered, and this Contract shall be construed as if such provision had never existed, unless such construction would operate as an undue hardship on Seller or Buyer or would constitute a substantial deviation from the general intent of the parties as reflected in this Contract.

16.9                 Interpretation .  For purposes of construing the provisions of this Contract, the singular shall be deemed to include the plural and vice versa and the use of any gender shall include the use of any other gender, as the context may require.

16.10               Further Acts.  In addition to the acts, deeds, instruments and agreements recited herein and contemplated to be performed, executed and delivered by Buyer and Seller, Buyer and Seller shall perform, execute and deliver or cause to be performed, executed and delivered at the Closing or after the Closing, any and all further acts, deeds, instruments and agreements and provide such further assurances as the other party or the Title Company may reasonably require to consummate the transaction contemplated hereunder.  This provision shall survive Closing.

16.11               Joint and Several Obligations.  If Seller or Buyer consists of more than one person or entity, each such person or entity shall be jointly and severally liable with respect to the obligations of Seller and Buyer, respectively under this Contract.

16.12               Waiver of Jury Trial.  EACH PARTY HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES ANY AND EVERY RIGHT EITHER PARTY MAY HAVE TO A TRIAL BY JURY, IN ANY SUIT, ACTION OR PROCEEDING BROUGHT UNDER OR WITH RESPECT TO THIS CONTRACT.

16.13               Cooperation with Seller’s 1031 Exchange.  Seller reserves the right to include this transaction as part of a tax deferred exchange under Internal Revenue Code Section 1031 (“Seller’s 1031 Exchange”) on the Closing Date for the benefit of Seller, at no cost, expense or liability to Buyer.  Without limiting the foregoing, Buyer agrees to execute any documents reasonably necessary in connection with Seller’s 1031 Exchange so long as such documents do not create any liability or obligation of Buyer or delay the Closing.  This Section 16.13 shall survive the Closing.

16.14               Exclusivity.  In consideration of the time, effort and expense which Buyer or its Affiliates will be committing to the pursuit of the Hotel Contracts and in recognition of the time necessary to consummate the Closing, the Seller agrees that during the term of this Contract, Seller and any party that is authorized to bind and/or to represent Seller will not solicit interest in or otherwise enter into discussions regarding the sale or disposition of any interest in the Property until the earlier to occur of the termination of this Contract or the Closing.  Notwithstanding the foregoing, Seller shall have the right to discuss this Contract with any lender and Seller’s Existing Finance Provider during the term of this Contract.

16.15               Exhibits and Schedules.  Each of the exhibits and schedules attached hereto are incorporated herein by reference.

16.16               Brokers and Commissions.  Seller represents and warrants to Buyer that Seller has not engaged or entered into any agreement with any broker, finder or other similar  party in connection with the transaction contemplated by this Contract.  Seller agrees to save and hold the Buyer harmless from any and all losses, damages, liabilities, costs and expenses (including, without limitation, attorneys’ fees) resulting from or arising out of (i) any breach of any representation and warranty made by such party in this Section 16.16 and/or (ii) any claims made by any agent, broker, or other person by or through the acts of Seller in connection with this transaction.  Buyer represents and warrants to the Seller that buyer has not engaged or entered into any agreement with any broker, finder or other similar party in connection with the transaction contemplated by this Contract.  Buyer agrees to save and hold Seller harmless from any and all losses, damages, liabilities, costs and expenses (including, without limitation, attorneys’ fees) resulting from or arising out of (i) any breach of any representation and warranty made by Buyer in this Section 16.16 and/or (ii) any claims made by any agent, broker, or other person by or through the acts of Buyer in connection with this transaction. This provision shall survive the Closing and any earlier termination of this Contract.

16.17               Arbitration.  Any controversy, claim, or dispute arising out of or relating solely to any escrow held under this Contract or the determination of the amount of any credit to Buyer at Closing, will, upon demand of a party to the controversy, claim, or dispute, be resolved by arbitration held in New York, New York, and administered by the AAA in accordance with the Commercial Arbitration Rules of the AAA and, to the maximum extent applicable, pursuant to the Federal Arbitration Act, 9 U.S.C. 1 et seq.  To the extent such dispute has not been determined as of the date of Closing, Buyer shall have the right to postpone the Closing date pending the outcome of the arbitration procedeeding.  An award rendered in any such proceeding shall be final, binding, and non-appealable, and judgment thereon may be entered in any court having competent jurisdiction.  With respect to a controversy, claim or dispute in which the claim or amount in controversy does not exceed One Hundred Thousand and No/100 Dollars ($100,000.00), a single arbitrator will be impaneled, who will have authority to render a maximum award of One Hundred Thousand and No/100 Dollars ($100,000.00), including all damages of any kind and costs, fees, interest and the like. With respect to a controversy, claim or dispute in which the claim or amount in controversy exceeds One Hundred Thousand and No/100 Dollars ($100,000.00), the dispute will be decided by a majority vote of three arbitrators.  Subject to the limitations contained in this Agreement, the arbitrators may grant any remedy or relief they deem just and equitable, including any provisional and injunctive remedies available at law or in equity (in which case the party receiving such relief may apply to the court of competent jurisdiction for enforcement of such provisional or injunctive order, without prejudice to the continued arbitration of the matter); provided, however, that the AAA may, upon the demand of any party to the controversy, claim, or dispute, administratively appoint a single “provisional relief” arbitrator on an expedited basis to consider any request for, and grant, such provisional or injunctive remedy; and provided further, that the arbitrators shall award reasonable attorneys’ fees and expenses to the prevailing party.  The arbitrators will resolve all disputes in accordance with the laws of the State of New York.  The arbitrators will be knowledgeable in the subject matter of the dispute.  The arbitrators will make specific, written findings of fact and conclusions of law.  The arbitrators’ findings of fact will be binding on all parties and will not be subject to further review.

16.18               Escrow Provisions.  The Escrow Agent shall hold the amounts required under this Agreement in escrow upon the terms and conditions set forth in this Contract and Sections 2.5, 8.10 and 8.12 hereof.

(a)	Escrow Agent shall hold the Escrow Amount in an interest bearing, non-commingled savings bank account.

(b)
Escrow Agent shall have no liability whatsoever arising out of or in connection with its activity as Escrow Agent or for any error in judgment or for any act done or step taken or omitted in good faith, or for any mistake of fact or law, except for its gross negligence or willful misconduct.  Seller and Buyer severally (and not jointly) agree to defend, indemnify and hold harmless Escrow Agent from and against any and all loss, cost, claim, cause of action, damage, liability and expense (including, without limitations, reasonable attorneys' fees and disbursements either paid to retain attorneys, court costs, or representing the fair value of legal services rendered by Escrow Agent to itself) which may be incurred by reason of its acting as Escrow Agent, except in cases of Escrow Agent's gross negligence or willful misconduct.

(c)
Seller and Buyer acknowledge that Escrow Agent is merely a stakeholder.  Upon payment of any amount held in escrow to either Seller or Buyer in accordance with the provisions of this Contract, Escrow Agent shall be fully released from all liability and obligations with respect to such escrow amount.

(d)
Escrow Agent shall be entitled to rely upon any judgment, certification, demand or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein, the propriety or validity thereof, or the jurisdiction of a court or competent jurisdiction or an arbitration panel convened in accordance with Section 16.17 issuing any such judgment.  Escrow Agent may act in reliance upon (1) any instrument or signature believed to be genuine and duly authorized, and (2) advice of counsel in reference to any matter or matters connected herewith.

(e)
It is agreed that the duties of Escrow Agent are only as herein specifically provided, and are purely ministerial in nature, and that Escrow Agent shall incur no liability whatsoever except for its willful misconduct or gross negligence.  Seller and Buyer each release Escrow Agent from any act done or omitted to be done by Escrow Agent in good faith in the performance of its duties hereunder.

(f)	The signing of this Contract by Escrow Agent is only to evidence Escrow Agent's acceptance of the terms and conditions of this Contract.

(g)
Escrow Agent shall have the right, but not the obligation, to require and receive such written certifications or instructions from either Seller or Buyer as it deems reasonably necessary or appropriate before taking any action hereunder.

(h)
Escrow Agent may assume the genuineness of any document or signature which appears to Escrow Agent to be genuine (whether or not original or photocopy) if such document or signature is presented to it by either party.  Escrow Agent shall have no obligations other than those specifically set forth herein.  Escrow Agent shall in no event be liable or responsible for any failure of any federally insured financial institution in which the escrows are deposited, or of the Federal Deposit Insurance Corporation, to pay the escrow amounts at Escrow Agent's direction.

16.19               Assignment.  This Contract may be assigned by Buyer to an Affiliate of its choosing on or prior to Closing.

* * * * *

IN WITNESS WHEREOF, this Contract has been executed, to be effective as of the date first above written, by the Buyer and Seller.

SELLER:

METRO ELEVEN HOTEL, LLC, a New York limited liability company

By:	/s/ Sam Chang
	Name:	Sam Chang
	Title:	Managing Member

BUYER:

HHLP DUO ONE ASSOCIATES, LLC, a New York limited liability company

By:	/s/ Ashish R. Parikh
	Name:	Ashish R. Parikh
	Title:	Manager

ESCROW AGENT:

FIRST AMERICAN TITLE COMPANY OF NEW YORK

By:	/s/ Michael P. Sasso
Name: Michael P. Sasso
Title: Assistant Vice-President and Counsel